An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Prospectus

Regulation A

Form 1-A

Tier One

Mass Megawatts Wind Power, Inc.

100 Boston Turnpike, Ste. J9B #290

Shrewsbury, MA 01545

(Physical Address- 523 Southbridge Street, Worcester, MA 01610)

Telephone (508)942-3531

www.massmegawatts.com

(date not yet determined)

5,000,000 shares of Common Stock

We are offering up to 5,000,000 shares of our common stock at $0.20 (twenty cents per share). The shares are offered on a best efforts basis directly through our officers and directors or through a broker we will pay no commissions or other fees in connection with the offering. We will receive a maximum of $1,000,000 related to these sales.

Our common stock is quoted on the OTC markets at around $0.07 per share.

Price to Public	Underwriting Discount and Commission	Proceeds to Issuer	Proceeds to other persons

$0.20 No minimum	none	no minimum	none
5 million share maximum	none	$1,000,000 maximum	none

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY. SEE THE RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Table of Contents

Page number

1	Summary
2	Risk Factors
8	Forwarding Statement
9	Dilution
9	Plan of Distribution
9	Use of Proceeds
11	Legal Proceedings
12	Organization History
12	Description of the Business
27	Description of Property
27	Management Discussion and Analysis or Plan of Operation
28	Directors, Executive Officers, and Control Persons
29	Compensation of Directors and Executive Officers
30	Security Ownership of Beneficial Owners and Management
30	Interest of Management and Others in Certain Transactions
31	Description of Securities
32	Market for Common Equity and Related Stockholder Matters

F1-F32	FINANCIAL STATEMENTS
QUARTERLY REPORT ENDED JANUARY 31, 2021
QUARTERLY REPORT ENDED OCTOBER 31, 2020
QUARTERLY REPORT ENDED JULY 31, 2020
ANNUAL REPORTS FOR YEARS ENDED APRIL 30, 2020 AND APRIL 30, 2019
EXHIBIT A	COPY OF SUBSCRIPTION AGREEMENT
EXHIBIT B	LEGAL OPINION

Summary of Company

Mass Megawatts’ principal line of business is to develop a solar tracker for production to produce sales in the near term and wind energy production equipment for potential applications in the longer term. The Company is currently finding locations for suitable operating facilities for its solar project using the solar tracker technology. In addition to its solar projects, the company intends to build and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology after the solar tracker technology develops to a level of consistent sales to be able to be profitable or close to profitable.

Summary of Primary Business (Solar Tracker Product)

The patent pending, Mass Megawatts ‘Solar Tracking System’ (STS) is a complete solar power system that is designed to continually adjust the position of solar panels to receive the optimal level of direct sunlight throughout the day. Unlike other solar tracking technologies, the Mass Megawatts STS utilizes a low-cost structure that adds stability to the overall solar-power system while improving energy production levels for the customer.

Advantages to owning a solar tracking system (STS)

●	Increases solar energy production by 25+% over traditional solar power systems
●	Provides an affordable, solar-power solution for business use
●	Reduces (or eliminates) the need to purchase higher priced electricity from the local utility
●	Lowers your monthly electric bill with Net Metering.
●	Provides a payback occurring within a few years
●	Available federal, state, and local incentives can reduce your costs dramatically

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RISK FACTORS

New product might not be successful and Uncertainty of Market Acceptance

Developing Business presents new obstacles

Company not at Mass Production Stage

Marketing risk

Possible Loss of Entire Investment

Intellectual Property Risk

Inability to Sell Offering and Need of Additional Financing

Stock Market Fluctuation Risk

Growth Management Risk

Retention of Key Employee Retention Rick and Management Dependence

Going Concern Qualifications

Limitations in Site Locations

Regulatory Risk

Supplier Reliance

Competition

Fluctuation of Conventional Energy Prices

Changes in Government Incentives

Inability to Obtain Grants

Employee Union Activities

Product Liability Risk

Product Recall Risk

Insufficient Warranty Reserves

Supplier Ethics Risk

Cost of Being Public Risk

No Dividend

Dilution Risk

Mass Megawatts Wind Power was incorporated in 1997 in Massachusetts. Our principal offices are located Worcester, Massachusetts. Our telephone number is (508) 942-3531. References herein to “Mass Megawatts” “we”, “us”,and “our”, mean Mass Megawatts Wind Power, Inc. unless the context otherwise requires.

RISK FACTORS

Investing in our shares is risky. You should carefully consider the following risks before making an investment decision. The trading price of our shares could decline due to any of these risks, and you could lose all or a part of your investment.

1.	New Product Development

The technological and operational success is the key to the Company’s success. As in the commercial development of any new mechanical product, long-term operation may lead to the discovery of deficiencies in the solar tracker design, MAT design and/or in its manufacturing. For instance, long-term operation might disclose that the loading exceeds design criteria, resulting in materials fatigue failure. Significant developments in technologies, such as advanced fracking, ethanol, improved natural gas, or improvements in competitive solar trackers, may materially and adversely affect our business and prospects in ways we do not currently anticipate. Any failure by us to develop new technologies or to react to improvements with existing technologies, could materially delay our new technologies, which could result in the decreased revenue and reduction of overall market share in both the solar marketplace and larger energy market.

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2.	Developing Business Risks

The early stages of any start-up business are subject to many risks. Company success is highly influenced by the normal expenses, problems, complications, and frequent delays associated with a new business. It is likely that Mass Megawatts will continue to require substantial capital in addition to the proceeds of this offering. The ability to raise capital and support growth of its operations is dependent on maintaining suitable profit margins for each investment the Company makes in its solar power technology. Additionally, numerous factors including the nation’s economy, conditions of the capital markets in general, and conditions affecting the solar and wind energy industry may affect Mass Megawatts’ ability to raise capital. There is no assurance that the Company’s products will result in a commercial success.

3.	Company not at Mass Production Stage

Currently no solar tracker prototypes suitable for commercial or mass production have been completed or tested. Fatigue and weather related structural testing has been done on a limited basis with a proof of concept prototype. The future success of the Company is dependent on its ability to manufacture and to deliver the solar trackers on a timely basis at a sustained and acceptable cost. While the assembly capacity could be established without much difficulty, no full scale production is currently implemented. Increasing this assembly capacity might involve uncertainty and risk. Any delay in the financing, design, manufacture and could materially damage our business, financial condition and operating results. New solar technology often experience delays in the design and manufacture. Mass Megawatts experienced significant delays in launching the solar tracker. We initially announced that we would begin delivering at an earlier date, These delays resulted in additional costs and adverse publicity for our business. We may experience similar delays in launching our production, and any such delays could be significant. In addition, final designs for the build out of the planned facilities are still in process, and component procurement and manufacturing plans have not been finalized. We are currently evaluating our suppliers for planned production. However, we may not be able to engage suppliers for the remaining components. In addition, we will also need to do extensive testing to ensure that the Solar Tracker is in compliance with UL 3703 prior to beginning mass production. Our plan to is dependent upon the timely availability of funds. The build out of our manufacturing plans in a timely manner and ability to execute plans are critical.

4.	Market Risk

No utility purchase agreement has been signed at a purchase price that would result a profit. There can be no assurances that the Company’s own marketing efforts will be successful. The Company has not entered into any distribution arrangements. The Company requires significant investment prior to commercial introduction, and may never be successfully developed or commercially successful. There can be no assurance that we will be able to meet the expectations of our customers or will become commercially viable. The Company may not able to build the solar trackers to the expectations created by the early prototype. The customers may not accept our solar tracker and our future sales could be adversely affected. In the future, the Company may be required to introduce on a regular basis new and enhanced solar trackers. As technologies change, we will be expected to upgrade or adapt our products and introduce improved versions. We have limited experience simultaneously designing, manufacturing and marketing our product.

5.	Possible Loss of Investment

Prospective investors should be aware that their entire investment could be at risk. Quarterly variations in financial results could cause the market price of the Common Stock to fluctuate substantially. Mass Megawatts’ revenues and earnings are difficult to predict because of the unpredictable timing related to the production goals. In addition, the stock marketing in general could experience wide price and volume fluctuations. There are no assurances that an investment in this company will be profitable.

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6.	Intellectual Property

There can be no assurances that patents will issue from any of the pending applications. In addition, with regard to any patent that may issue, there can be no assurance that the claims allowed will be sufficiently broad to protect the Company’s technology or that issued patents will not be challenged or invalidated. There is no certainty that we are the first inventor of a new product covered by pending patent applications or the first to file patent applications. We be certain that the pending patent applications of our company or any licensor will result in issuing of patents or that there would be sufficient protection against a competitor. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued. Furthermore, some foreign countries provide significantly less effective patent protection than in the United States. The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications will result in patent issuances. The protection against competitors with similar technology is uncertain. Additionally, patents issued are subject to infringement and potentially be redesigned by others. Competitors may obtain patents that we need to license or design around. The increased costs may have a negative impact on our business.

7.	Risk of Inability to Achieve the Maximum Proceeds in the Amount of the Offering

It will be more difficult for the company to achieve a successful implementation of its business plan if the maximum proceeds made available through this offering cannot be raised. Wind power generating facilities require substantial investments. General economic and capital market conditions may have a negative impact in the Company’s ability to achieve the maximum proceeds amount. If less than the maximum proceeds are sold, the percentage of non-product manufacturing expenses (offering, legal, accounting, and advertising expenses) to the overall use of offering proceeds will be greater than the percentage if the maximum proceeds are sold.

8.	Stock Market Risk

Although, there is some liquidity of the company’s Common Stock on OTC Markets at the current time, there has been no guarantee of a market for our Common Stock and the Investors may not be able to sell their shares after the offering is completed. There is no guarantee of liquidity at any time in the future with the common stock of Mass Megawatts being traded on OTC Markets. There can be no assurance that a significant public market will develop or be sustained after this offering. In addition, there is risk that the offering will not be able to be completed.

9.	Growth Management

Rapid growth could impair the Company’s ability to effectively manage growth. Managing growth requires expanding the employee, operational, and financial bases. Failure to develop efficient construction and manufacturing processes of the solar technology could have a negative impact on the ability to manage growth. Mass Megawatts might not have the ability to execute its forward commitments to manufacture and construct its solar trackers. If we are unable to establish and maintain confidence with business prospects among consumers, then our financial condition and business outlook may suffer. Suppliers and installers will be less likely to invest time and resources in developing business opportunities with Mass Megawatts if they do not have confidence with us. In order to build and maintain our business, we must maintain confidence among customers and suppliers Many factors are largely outside our would likely harm our business and make it more difficult to raise additional funds when needed.

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10.	Retention of Key Employees Risk

Our key employees are not bound by any employment agreement. There can be no assurance that we will be able to successfully attract key people necessary to grow our business. A good part of our future success is dependent upon our ability to attract key technology, sales, marketing and support personnel and any failure to do so could adversely impact our business. The Company may in the future experience difficulty in retaining members of our management team. Additionally, we do not have “key person” life insurance policies covering any of our officers or other key employees. There is substantial competition for qualified individuals with the specialized knowledge of solar energy and this competition affects both our ability to retain and hire key employees.

11.	“Going Concern” Qualifications

Our accountants have included an explanatory paragraph in their reports on our financial statements regarding our ability to continue as a going concern. During the ordinary course of business, operating losses have incurred each period since inception, resulting in an accumulated deficit and negative cash flows. Currently, management is soliciting additional equity investors to fund these losses. However, these conditions raise substantial doubt about the Mass Megawatts, ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

12.	Limited Site Locations

Local regulatory, permitting, and zoning constraints may limit, delay, or affect the cost of site development. The visibility of solar energy farms and wind turbines as well as threats to endangered or migratory birds may require wind turbines to not be sited near areas where such species might be threatened. In addition, suitable sites may be located in areas where the availability of solar or wind resource does not coincide with power needs and it may be remote from adequate transmission facilities. In some otherwise favorable sites the energy cost may be low. Some sites might be limited with the high cost of acquiring easements and other land use rights. Site development may be affected by social policy concerns, such as noise and visibility of wind energy systems. The danger to migratory birds and other wildlife may require the site locations to be abandoned or moved to areas where the endangered species might not be threatened. Other site related issues include local regulatory, zoning and permitting constraints which may delay, limit or affect the cost of site development.

13.	Regulations

The electric industry is subject to energy and environmental laws at the federal, state, and local levels. The Public Utility Regulatory Act of 1978 provides qualifying facilities (“QFs”) important exemptions from substantial federal and state legislation, including regulation as public utilities. Loss of QF status by any one of the Company’s projects could cause the Company to become a public utility holding company, thereby causing many of the Company’s other projects to lose their QF status and become subject to regulation as public utilities. The compliance of the regulations may be complicated or difficult. Specialized or legal assistance may be required for the company to carry out its business. Electric generation projects also are subject to federal, state, and local laws and administrative regulations, which govern the geographic location, zoning, land use, and operation of plants and emissions produced by said plants. Recently, modified legislation of the Public Utility Holding Company Act of 1935 (“PURPA”) increases competition by allowing utilities to develop production facilities that don’t qualify as QFs without being subject to regulation under PUHCA.

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14.	Suppliers Reliance

Interruption of suppliers operations can delay delivery of components to the company, which could adversely impact the company’s operations. Mass Megawatts purchases components from outside venders and is aware of alternative suppliers for single-sourced items. The Company believes that the loss of any one supplier would have only a short-term impact on its production schedule. In the long term, additional suppliers will be required as production volume increases. While we believe that we may be able to establish alternate supply relationships and can obtain or engineer replacement components for our single source components. Mass Megawatts may be unable to do so in the short term or at all at prices or costs that are favorable to us. In particular, while we believe that we will be able to secure alternate sources of supply for almost all of our single sourced components on a relatively short time frame, qualifying alternate suppliers or developing our own replacements for certain highly customized components of the solar tracker, such as the solar panels, inverters and racking.

This supply chain exposes us to multiple potential sources of delivery failure or component shortages Mass Megawatts is currently evaluating our suppliers for the planned production solar tracker and we intend to establish suppliers for key components. Changes in business conditions beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components to us on a timely basis. If we experience increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are favorable to us or that any supplier would allocate sufficient supplies. The loss of any single or limited source supplier or the disruption in the supply of components from these suppliers could lead to delays that could materially adversely affect our business. A failure by our suppliers to provide the components necessary to manufacture our solar trackers could prevent us from fulfilling customer orders in a timely fashion which could result in a material adverse effect on our business. In addition, since we have no fixed pricing arrangements with any of our suppliers which could harm our financial condition.

15.	Competition

Fossil fuel-fired plants including gas-fired and petroleum-fueled power plants, are the primary competition of the Company. In addition, the increased use of competitive bidding procedures has made obtaining power purchase agreements with utilities more competitive. Competitive bidding generally has reduced the price utilities pay independent power producers, which, in turn, reduces the profitability of many independent power projects. If solar power and wind power become a more widely accepted technology, large and well-capitalized companies deciding to invest in any of the various wind power technologies, may also increase the competition.

16.	Fluctuation of Conventional Energy Prices

Survival of wind-powered facilities depends on producing electricity at a cost that is competitive with other forms of generation. Low fossil fuel prices, which reduce the cost of electricity generated by fossil fuels, may adversely affect the Company’s ability to generate profits.

17	Changes in Government Incentives

Any reduction or elimination of government incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the solar tracker may result in the reduced competitiveness. Our growth depends in part on the availability of incentives for solar energy. Certain regulations that encourage sales of solar power equipment could be reduced or eliminated, either currently or at any time in the future. For example, while the federal and state governments have from time to time enacted tax credits and other incentives, our competitors have more resources with legislative activities.

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18	Inability in Obtain Grants

Mass Megawatts plans to apply for federal and state incentives including, loans, grants, and tax incentives designed to support renewable energy technologies. We anticipate that in the future there will be new opportunities for us. Our ability to obtain funds or incentives from government sources is subject to the approval of our applications of participating programs. The application process for these incentives will be highly competitive. There is no assurance that the Company will be successful. If there is a lack of success in obtaining any of these additional incentives and we cannot find alternative sources of funding to meet our planned expenditures, our business could be materially adversely affected.

19	Employee Union Activity

None of our employees are currently represented by a labor union, In the future that may change. It could result in higher employee costs and increased potential of work stoppages. As the business grows, there can be no assurances that our employees will not join or form a labor union or that we will not be required to become a union signatory. Mass Megawatts is neutral as to the formation of unions. We are also directly or indirectly dependent upon companies with unionized work forces, such as suppliers and shipping companies. Those companies may have work stoppages or strikes having a material adverse impact on our business. If a work stoppage occurs, it could delay the manufacture and sale of our solar trackers.

20.	Product Liability Risk

Mass Megawatts may become subject to product liability claims. It could harm our business. A successful product liability claim against us could require us to pay a substantial monetary award and claim could generate substantial negative publicity about any significant lawsuit seeking damages exceeding our coverage may have a material adverse effect on our reputation. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

21.	Product Recall Risk

Any product recall in the future may result in adverse publicity, damage our brand. Such recalls, voluntary or involuntary, involve significant expense and diversion of management attention and other resources, which would adversely affect our brand image in our target markets and could adversely affect our business.

22.	Insufficient Warranty Reserves

If our warranty reserves are inadequate to cover future warranty claims on our solar trackers, our business could be negatively impacted. We record and adjust warranty reserves based on changes in estimated costs and actual warranty costs. However, the Company has extremely limited operating experience with our solar trackers and little experience with warranty claims and estimating warranty reserves There can be no assurances that our existing warranty reserves will be sufficient to cover all claims or that our limited experience with warranty claims will adequately address the needs of our customers to their satisfaction.

23.	Supplier Ethics Risk

Our ethical standards are important to our company. Our suppliers are independent with their own business practices. A lack of demonstrated compliance could lead us to seek alternative suppliers, which could increase our costs and result in delayed delivery of our products or other disruptions. Legal violations by our suppliers or the divergence of an independent supplier’s labor or other practices from those generally accepted as ethical could also attract adverse publicity. If we, or other manufacturers in our industry, encounter these problems in the future, it could harm the industry’s image and our business.

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24	Cost of Being Public Risk

As a public company, we will incur significant expenses that we did not incur as a private company, including legal and accounting costs associated with public company reporting and corporate governance. Mass Megawatts is planning to file a Form 10 which will result in complying with rules implemented by the Securities and Exchange Commission. In addition, our management team will also have to adapt to the additional requirements of being a SEC reporting company. We expect complying with these rules and regulations will substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs associated with operating as a public company will increase our expenses. Additionally, these requirements will require extra attention of our management. The uncertainty especially among anyone not familiar with the obligations of public companies may cause more difficulty to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

25.	No Dividend

Mass Megawatts has not achieved a profit in its history and there is no guarantee of the company distributing a dividend in the near future. We did not declare any cash distributions or dividends in the past, and we currently do not anticipate paying any cash distributions or dividends in the foreseeable future. Our priority is supporting our operations and to finance the development of our business. Any future determination relating to dividend policy will depend on a number of fact including capital requirements and our financial condition.

26.	Dilution

The proposed public offering price is higher than the average price per share paid by many investors in the Company. Accordingly, new investors in the Company will experience substantial immediate dilution with respect to their investment.

Note: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Disclosure Document, potential investors should keep in mind other possible risks that could be important.

FORWARD LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” anticipates”, “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology.

Although, we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

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Among the important factors that could cause actual events to differ materially from those indicated by forward-looking statements in this registration statement the failure of the Company to achieve or maintain necessary zoning approvals with respect to the location of its MAT power developments; to successfully produce the solar trackers and the MAT on time and remaining competitive; the inability of the Company to sell its current turbines offered for sale or any future sale, if needed, to finance the marketing and sales of its electricity; general economic conditions; as well as those risk factors detailed in the periodic reports filed by the company

DILUTION

Shares Issued and Outstanding, Common Stock, no par Before the Offering (Year Ended June 30,2021)	130,764,579 shares

Shares Issued and Outstanding, Common Stock, no par If the event of the successful completion of The offering can be achieved.	135,764,579 shares

PLAN OF DISTRIBUTION

We will sell shares directly to the public through our officers and directors who will receive no compensation in connection with the sale of the shares. We will begin the offering promptly and pursue it continuously thereafter until the maximum has been sold. However, we have the right to discontinue the offering after 60 days even if the maximum has not been sold. This is a best efforts offering, and we can give no assurance that any number of shares will be sold.

USE OF PROCEEDS

CAUTIONARY NOTE: After reviewing the portion of the offering a potential investor should consider whether his investment available for future development of the Company’s business and operations, would be adequate.

Total Proceeds	$1,000,000	100%
Less:
Offering expenses, commissions, and finders fees	$100,000	10%
Legal, Accounting, and Advertising	$10,000	1%
Net Proceeds from Offering	$890,000	89%

Use of Proceeds:
Finance Initial Sales	550,000	55%
Plant, employees and Equipment	110,000	11%
Marketing and Customer Acquisition	100,000	10%
Product Refinement and Improvements	$50,000	5%
Independent technology verification	30,000	3%
Administrative	50,000	5%

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The highest priority will be preparing to manufacture the solar tracker. In the development of the solar trackers, Mass Megawatts would first conduct weather related and environmental testing activities. However, most of the testing has been done. Our second highest priority is third party verification of the technology in order to be eligible for future debt financing and more favorable equity financing. In the beginning of the marketing of the solar tracker, the Company plans to finance the sales of the trackers. Just like any new product, outside financing and customer acceptance are major obstacles until a few sales and customer references are established. The ability to receive bank or related financing for our customers and ourselves after a short period of time should be available. However, since we have to earn the bank and customer acceptance, financing the initial sales will be critical.

The next priority is our marketing program. The first effort will be toward developing strategic alliances with other solar power developers who have done the initial steps of zoning, financing and other requirements toward developing successful wind energy projects. The developers may benefit from Mass Megawatt’s new product if it can be proven to be more cost effective. No assurance can be given as to the development of a successful new product. Numerous other risks may prevent developers from considering any business relationships with Mass Megawatts. However, the first few small projects will advance the confidence of potential allies and developers.

As soon as the Mass Megawatts establishes on the course of its primary marketing efforts, the Company plans to establish strategic alliances with companies involved with green marketing programs. As noted earlier, numerous other risks may prevent developers from considering any business relationships with Mass Megawatts. No assurance can be given as to the development of a successful marketing efforts. The Company, Mass Megawatts, will begin these efforts with “word of mouth” techniques at business organizations and with power brokers. Other efforts include direct advertising to green pricing customers either through direct mail or advertising in the media in conjunction with environmental related events. On a limited budget, the Company will be able to determine which marketing methods are most effective by marketing in a very limited geographical area.

As initial marketing efforts including “word of mouth” techniques have matured, the company will advertise in local publications if cash flow allows continued marketing efforts. Again as noted earlier, no assurance can be given as to the development of a successful marketing program. If successful, television and radio advertisement could be utilized.

As our next priority, working capital and administrative support will be used for contingencies on an “as needed” basis.

Finally, the priority of any additional research and product development needs would be financed by the offering proceeds after the working capital and administrative activities are satisfied.

After using the proceeds, Mass Megawatts should be in a better position to raise more financing within one year for commercializing its product.

More specific uses of the proceed include

$60,000 Independent technology verification include the Independent certification from underwriters Labs (UL 3703 certification for solar trackers)) will help in the selling of a new technology. Completing the certification help give the customer assurances that the National Code NFPA 70 requirements are met. The cost can be minimal since the ll items of the solar power unit (panels, racking inverters, electrical interconnection equipment) and tracker have already been certified except for the actual physical platform itself. The highest electrical and mechanical engineering standards help speed up the approval process by many local land use government officials.

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$100,000 product refinement and improvements include $90,000 construction, data acquisition, experimental retrofits/engineering and testing of a 30kW unit and an estimated $10,000 wind tunnel test for structural verification to reduce foundation and racking requirements to with our furling system for reducing wind loading. It is possible to reduce the cost to being below the cost of a comparable stationary unit. That has never been done before. However, that may only have an advantage in high wind location. Our current marketing strategy does not require it as our trackers in itself will reduce the cost of solar generated electricity

$200,000 marketing, customer acquisition expenses, and web site related promotion

$100,000 administrative expenses include $50,000 for two years of auditor expenses as a SEC reporting company (not reporting currently) and $50,000 one year corporate salary

$110,000 plant, initial employees, equipment include $30,000 warehouse space with loading dock for the office and production facilities of the tracker platforms for one year. $50,000 initial cash outlay for three employees on an as needed basis. However, the cost of sales would limit the repetition of this expense as the cost would be covered with each sale. $30,000 for equipment and minimum inventory requirements to production.

$320,000 to Finance Initial Sales to overcome the obstacles of customer acceptance and bank financing of a new product. The company will be anticipated to recoup this expenditure from the repayment of the loan by the customer in addition to the revenue and/or profit from the sale. Any future financing could be outside vendors or low interest long term bonds once the company achieves the credit worthiness of a company with sustainable profits.

LEGAL PROCEEDINGS

The Company currently have no legal proceedings to which the Company is a party to or to which its property is subject to and, to the best of its knowledge, no adverse legal activity is anticipated or threatened.

TRANSFER AGENT

Mass Megawatts Wind Power, Inc.’s transfer agent is OTR, Inc. Transfer Agent and of 1050 SW 6th Avenue, Suite 1230, Portland, Oregon 97204-1153. The telephone number is (503)225-0375.

EXPERTS

Our balance sheets, the statements of our operations, shareholders’ equity and cash flows for the years ended April 30,2019 and 2021, as well as the most three recent quarterly reports of the current fiscal year ending April 30,2021 have been included in this prospectus, which includes an explanatory paragraph on our ability to continue as a going concern.

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ORGANIZATION HISTORY SINCE INCEPTION

Mass Megawatts Wind Power Inc., a Massachusetts Corporation, (“ Mass Megawatts” or the “Company”) was organized as Mass Megawatts, Inc. under the laws of the Commonwealth of Massachusetts on May 27,1997. Mass Megawatts, Inc. changed its name from Mass Megawatts, Inc. on January 2, 2001 to Mass Megawatts Power, Inc. On February 27,2002 the Company changed its name from Mass Megawatt Power, Inc to Mass Megawatts Wind Power, Inc.

There has been no bankruptcy, receivership or proceeding in the Company’s history. Mass Megawatts never had a reverse split or forward split of its Common Stock. No event occurred involving material reclassification, merger, consolidation, or significant amount of assets purchased or sold not pertaining to the ordinary course of business. Mass Megawatts has not recorded any significant revenue since its inception and there is substantial doubt about the going concern status of the company without additional funding. There has been no trading suspension orders issued by the SEC concerning the issuer or its predecessors.

Business

Issuer’s Business, Products and Services

Solar Tracker Business Background

Over the past 15 years, Mass Megawatts has continually strived to innovate and improve alternative energy systems and technologies. This includes new innovations that significantly improve the efficiency of solar power systems. Our latest innovation, the Mass Megawatts Solar Tracking System (STS), is designed to increase solar energy production by 30%.

The patented, STS technology is designed to automatically adjust the position of solar panels to receive an optimal level of direct sunlight throughout the day. Unlike other solar tracking technologies, the Mass Megawatts STS utilizes a low-cost structure that adds stability to the overall system while improving energy production levels.

The STS utilizes an innovative structural design that combines a simple, yet robust, A-frame design with a low-cost, protective outer-wall. Using a non-electrical, and passive, tracking technology, the solar panels are automatically repositioned throughout the day as the sun’s position travels from east to west. With ground fittings secured at multiple points, the system is designed to handle extreme weather and winds up to 120 mph.

The tracking technology allows the panels to receive more direct sunlight and to generate more solar power for the customer. With this system, solar power production is increased by up to 30% as compared to stationary configurations. Future versions of the STS will also offer a dual-tracking capability, which can further improve solar power generation levels by an additional 10%.

The STS allows Mass Megawatts to lower material costs and reduce the number of solar panels needed to generate the rated capacity. Due to this advantage, Mass Megawatts can deliver more solar power production at a price similar to lower-capacity, stationary systems. Specifically, we plan to offer 6.25 kW rated STS units at a price that’s competitive to stationary, 5 kW systems. In many locations, this improved output translates into a 40% rate of return for the customer with investment payback occurring in the 3rd year. Further, by taking advantage of a lease program or power purchase agreement (PPA) arrangement with the company, a customer may realize an immediate, positive cash flow, as immediate energy savings and/or revenues will be realized and/or exceed the monthly payments due.

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Starting at 6.25 kW rated units, a Mass Megawatts STS system is appropriate for ground-level, residential and business sites, as well as, commercial, roof-top installations, and has a rated life expectancy of 20 years. Installation can be completed in a few business days, and there is no annual, routine maintenance to perform. Mass Megawatts coordinates all aspects of system delivery, including permitting, installation, and working to obtain any available tax incentives. They monitor the performance of each system, and provide a full, performance guarantee.

Solar Tracker Technical Details

The STS utilizes a revolutionary, patent-pending framework that significantly reduces the torque required to adjust the position of solar panels throughout the day. Unlike other tracking technologies that apply a vertical, up-and-down motion, the STS rotates the solar panels into position using a horizontal motion. The amount of torque needed to accomplish this movement is minimal, and can be accomplished with a simpler, lower-cost design.

The STS framework also allows multiple solar units to share the same tracking mechanism. Instead of applying a separate tracker to each independent solar unit, many solar-power units can be ‘daisy-chained’ together to share the same tracking mechanism with the same actuator. This dramatically reduces the cost to implement a solar tracking solution at larger capacity installations, with costs projected to drop from 30% to 5%. A substantial savings that significantly improves ROI and shortens the payback-period. With the Mass Megawatts STS, you get a 28% increase in solar-power generation with a minimal increase in capital expenditures.

SOLAR TRACKER TECHNICAL DESCRIPTION

The tracker uses a cable and sheave system to move a platform of solar panels to follow the sun throughout the day in order for the panels to directly face the sun for maximum output. It comprises a motor that would act similar to moving the tracker with moving rope or belt in order to correctly position the solar tracker to face the sun. Walls on both sides of the platform are part of the means to reduce static loading in high wind events. A spring loaded universal joint means can be connected between the wall and motor and belt system. The sheave is braked or stopped moving when the pulled cable holds the sheave against the wall during high wind. The purpose of the side braking means using a spring to allow the platform to hit the wall and shut off power and at the same time hold or brake the wire in order to reduce dramatically or even eliminate static loading on the platform. The gear belt connected to the sheave would not move and therefore avoid excessive static loading from the high wind on the actuator. The low amount of both dynamic loading and static loading from this pivot, cable and wire solar tracker system would reduce the need for additional or more powerful actuators in a major way and at the same time avoid the damage from the wind , weather elements, and actuator side movement damage which is eliminated with this invention.

The movement of the belt and actuator area and movement description with the arrows are illustrated with the actuator related components moving sideways in high wind in order stop the electric movement by hitting a stop switch, halting the sheave movement and stopping wire movement of the platform.

The circumference is equal the total distance of travel for the belt from sunrise to sunset position. A reduction of static loading would allow for less powerful and less actuators and therefore reducing the cost of the solar tracker. A dual direction damper shock absorber is connected in a manner that eliminates or virtually eliminates static loads imposed upon the shock absorber damper and other components of the pulley and belt system. The solar tracker also eliminates or substantially eliminates dynamic loads of the components. The solar panel in full position of sunrise or sunset or a heavy wind condition whereas the panel is leaning on the bumper to avoid further movement. The solar panel is leaning on the bumper in sunrise position or a time of a heavy wind.

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SOLAR TRACKER COMPETITIVE ADVANTAGE

The Mass Megawatts ‘Solar Tracking System’ (STS) Advantage

Based in Central Massachusetts, Mass Megawatts Wind Power, Inc. (OTC: MMMW) is taking part of the $12 billion, US solar power market with the development of a new solar tracking technology that significantly increases the level of energy produced by solar power systems. This innovative design, combined with substantial government incentives, has created an unprecedented opportunity for residential and commercial electric users.

The patent pending, Mass Megawatts ‘Solar Tracking System’ (STS) is a complete solar power system that’s designed to continually adjust the position of solar panels to receive the optimal level of direct sunlight throughout the day. Unlike other solar tracking technologies, the Mass Megawatts STS utilizes a low-cost structure that adds stability to the overall system while improving solar energy production levels for the customer by 28 to 32%. Recent modifications on racking and panels can boost output about 60 percent.

In addition, substantial federal, state, and local incentives can significantly reduce the total cost of a solar power investment. With these favorable government incentives, a large percentage of capital costs can be recouped in the first year of service, while providing for additional, ongoing revenues. This provides an excellent return on investment with payback projected to occur in the third year for most customers.

Starting at 6.25 kW rated units, a Mass Megawatts STS system is appropriate for home and small business locations, and can be scaled to meet capacity requirements at commercial installations. Mass Megawatts coordinates all aspects of system delivery, including permitting, installation, and working to obtain any available tax incentives. They monitor the performance of each system, and provide a full, performance guarantee.

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Impact of Government Incentives on the Total Cost of an STS

The value of Federal, state, and local incentives for solar power customers cannot be understated…

●	Substantially reduces the total cost of a solar power system.
●	Improves the return on investment (ROI) and shortens the payback-period.
●	Aids in securing third party financing for a solar power system.

With favorable rebates and tax incentives, a large percentage of capital costs can be recouped in the first year of service, while providing for substantial, ongoing revenues.

The Power of Solar Renewable Energy Certificates (SRECs)

In several states, solar power owners can generate income from the sale of Solar Renewable Energy Certificates (SRECs), which are the positive environmental attribute of the clean energy produced by a solar system. These are tradable certificates based on the production of the system. Participating states will qualify eligible solar projects, allowing the owner to sell their generated SRECs in the market to electricity suppliers (usually utilities).

One SREC is typically created for every 1000 kWh (or 1 megawatt hour) of electricity created. The historical value of SRECs have shown a wide range across states, with Massachusetts rates, for example, recently fluctuating from over $500, down to the solar clearing-house price of $285 per SREC.

It’s important to note that the SREC value is separate, and in addition to, the value of the electricity produced. So, you receive value for the electricity you generate and also for the SRECs you accumulate and sell. It’s a terrific, additional income stream for solar-power customers.

Energy Savings with Net Metering

While it’s well known that solar power/photovoltaic (PV) owners can use the electricity produced by their system to directly offset their electricity usage from the utility/grid, additional cost benefits can also be realized through Net Metering.

Net metering is a state regulation that allows customers generating their own electricity to be credited at nearly the retail rate for the energy they generate but do not use. A customer’s electric meter will run backward whenever the site is producing more solar power than is being consumed, and their utility account gets net metering credits for net excess generation.

Most states have net metering programs, and a 2005 Federal law requires all public utilities to offer net metering upon request. If your solar power system was designed appropriately, your entire electric bill for the year should be minimized. The net metering programs offered by utilities can vary, including limits on capacity and different policies regarding how surplus energy is credited.

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RETURN ON INVESTMENT – Impact of Incentives and Energy Savings

To demonstrate the potential impact of government incentives, combined with energy savings, on ROI, let’s look at an example purchase of a 100 kW STS (commercial installation) in Massachusetts…

Net cost after year 1

100 kW Solar Tracking System, installed price	$300,000
Less Commonwealth Rebate	($2,250)	[ Commercial rebate capped at $2250 )
Less Business Energy Tax Credit (ITC) of 30%	($89,325)	[= ($300,000 price – $2,250 rebate) * 26% tax credit]
Less Section 179 Deduction of solar equipment as an expense - 100% first year	($72,949)	[= ($300,000 price – $2,250 rebate - $89,325 tax credit) * 35% Fed tax rate]
SREC revenue in first full year	($34,058)	[= 119.5 SREC’s * Clearing house price of $285 / SREC)
Energy savings with Net Metering	($15,538)	[= 119,520 kwh * $0.13 / kWh grid retail price]
Adjusted total cost	$85,880
Cost Reduction percentage		71% cost reduction

The total adjusted cost of the Solar Tracking System is reduced by over 71% to $85,880. This is a substantial reduction that dramatically improves the rate of return and shortens the payback-period. Here’s a look at the projected ROI for the first 10 years of operation…

System Size:	100 kW STS	Commercial installation in Massachusetts
Annual Energy Production	119,520	kWh
Cost per Watt:	$3.00
Installed price:	$300,000
Commonwealth Rebate:	-$2,250
Up-front, Out of Pocket	$297,750
30% Federal Tax Credit	-$89,325	[= ($300,000 price – $2,250 rebate) * 26% tax credit]
Section 179 Deduction	-$72,949	[= ($300,000 price – $2,250 rebate - $89,325 credit) * 35% tax rate]
Yearly SREC value	-$34,058	[= 119.5 SRECs * Clearing house net price of $285 / SREC]
Yearly Energy Savings	-$15,538	[Net Metering avoids 13 cents per kWh retail price x 119,520 kWh ]
10 Yr Net Cash Flow	$404,102
Projected ROI (IRR)	30%	[IRR based on first 10 years of operational cash flows.]
Payback in Year	3
Multiple	2.35

Prevents 84 metric tons of Carbon Emission being generated from fossil fuel sources each year.

●	Flexible Purchase Plans, including direct purchases, lease programs, and power purchase agreements (PPA) are offered.

Several purchasing options are available for an STS, including direct purchase, lease programs, and power purchase agreements (PPA). These plans offer flexibility and control over the initial deposit and out-of-pocket costs to give most home and business owners the financial means to take advantage of an STS. In some cases, the projected electricity cost savings, sales revenue, and/or incentives will exceed the payments due, so you can be in a positive, cash flow situation in the first year.

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With a PPA, Mass Megawatts would own the STS system on your site. We would install and maintain it, no cost to you, and you would pay us for the electricity generated (at a rate that’s below your current energy costs). In that manner, you have no up-front costs, yet still receive savings from the clean, solar power the system is generating. Other, modified PPA plans can also be setup to allow the customer to provide an initial, up-front payment, which would secure a lower rate on the electricity they receive in the future.

Similarly, with a lease program, you would avoid any large deposits or up-front payments. Mass Megawatts would install and maintain the system, for free, at your site. The main difference between a PPA and lease plan is that with a PPA, you are paying for the actual amount of energy generated by the STS (i.e. number of kilowatt-hours / month) verses a lease arrangement, which requires a fixed monthly payment regardless of the level of energy produced.

Both programs provide a great way to avoid a large, up-front investment, while still allowing consumers to realize immediate energy savings when an STS is installed. With energy costs projected to increase going forward, the savings and investment return for a customer will continue to grow throughout the expected lifetime of the unit (30+ years). Both programs also provide an option to purchase the STS outright after a specified amount of time.

●	Favorable financing options with third-party lenders.

Securing third-party financing for a Mass Megawatts Solar Tracking System (STS) is aided by the guaranteed receipt of future government incentives. This includes the 30% Federal tax credit, along with, state rebates and local incentives, which are received starting in the first year of service. These guaranteed, no risk, receipts are recognized and valued by third-party lenders, and help to secure financing.

●	Full warranty, repair service, and performance guarantee provided for the first 10 years.

The STS comes with a full warranty protecting against defective equipment and workmanship during the first 10 years. Mass Megawatts also provides any needed repairs during this time. While no routine, annual maintenance is required, the expected life of the inverter is 10 years. Any needed repairs will be completed by Mass Megawatts over the first 10 years.

The operational performance of the STS is also guaranteed during the first 10 years. If the system does not generate the expected, and documented, level of energy, the customer will be credited for the difference in lost revenue. Mass Megawatts is committed to delivering a high quality product with exceptional service to each customer.

●	STS Delivery and Performance

During construction and installation

A performance bond is secured by Mass Megawatts to guarantee satisfactory delivery and completion of the project. This insures the value of the STS, for the customer, during the construction and installation period. If, for any reason, the project is not completed successfully, the investor will receive full compensation from the bond issuer.

After installation – Performance Guarantee

Once installed, the operational performance of the system is monitored and guaranteed for 10 years. If the unit doesn’t generate the projected level of output (energy), the customer will receive a credit to compensate for any loss in revenue due to substandard operational performance.

Maintenance	Any needed repairs will be performed by Mass Megawatts during the first 10 years of operation.

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●	Mass Megawatts provides continued support to the customer throughout the entire sales and installation process.

Mass Megawatts utilizes their industry knowledge and in-house resources to provide continued support to the customer throughout the sales, design, installation, and operational lifetime of the STS. From the initial site evaluation, through the sales proposal with full disclosure of costs, incentives, and projected ROR, to the complete installation and support of the STS, Mass Megawatts will be there to oversee the process to ensure a successful implementation. Mass Megawatts will use their industry knowledge and in-house resources to provide the following.

1.	Perform a site evaluation to confirm the optimal STS design.
2.	Research and verify eligibility for all tax incentives, grants, and explore financing options.
3.	Provide a written sales proposal with full disclosure of all costs and incentives, as well as, the projected rate of return and payback-period for the STS investment.
4.	Work through the process to formally apply for these tax incentives, and grants.
5.	Handle the complete installation of the STS.
6.	Monitor system performance and provide any needed servicing.

Projected Timeline

The length of time to complete the process of evaluating, purchasing, and installing an STS system can vary and depends on a number of factors. However, most customers can expect to have their Solar Tracking System installed and operational within a 2 to 6 week period.

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Mass Megawatts SUMMARY of Secondary Business (Wind Power)

Mass Megawatts has continued development efforts in wind power technology to bring a product to the renewable energy marketplace capable of producing electricity at a cost 30% lower than other wind power equipment. Designed on a paradigm that ‘lower height, lower wind speeds and lower costs equal higher profits’, this technology puts MAT electricity generation on a competitive footing with fossil fuels, such as coal and natural gas.

A ‘Smart Grid’ Energy Solution: MAT technology fits perfectly into the localized ‘distributed energy models’ that have been adopted by Federal and State agencies to promote energy independence and the re-design of our power transmission and distribution network into a national ‘Smart Grid’.

Energy planners nationwide have been seeking an adaptable, scalable ‘wind power solution’ that will be welcomed by local communities. Mass Megawatts MAT technology meets this challenge on every level. Adaptable to both high and lower wind resource regions and economically scalable to meet electric supply requirements from small users to large utilities, the MAT technology is the first wind power technology that allows purchasers to size their electric generation facility to fit their usage needs.

Traditionally, wind power adopters have found themselves in the position of having to purchase systems that either provided more generation capacity then they needed, or, conversely, walk away ‘shorthanded.’ The MAT’s modular technology basis puts the ‘sizing’ decision making on the customer’s side of the table, not the vendor’s. Uncounted numbers of municipal, agricultural and business wind power projects have been abandoned on the basis of the purchaser’s not being able to acquire equipment that could be sized to their needs and budget.

Low Height = Community Acceptability: Mass Megawatts is recognized as the vendor of choice for utilities, communities, businesses and other wind power generation adopters who are seeking a lower cost, community friendly, renewable energy solution. MAT technology is readily accepted by local communities, where resistance to ‘tall tower’ wind farms is legendary. Ranging between 50 feet to a maximum of 80 feet in overall height, MAT units boast extremely productive generation capability in areas with lower wind speeds, where ‘tall tower’ utility-scaled projects simply are not financially feasible or successful.

Durability & Low Cost Maintenance: This winning equation is further enhanced by the overall ruggedness and low maintenance requirements of the MAT units. Our equipment is rated to withstand winds of up to 120 mph, with all mechanical and electrical components located close to ground level. Projected maintenance costs are 50% less than the wind power industry’s average.

Unlimited Potential: The geographic footprint of lower wind speed regions both suitable and profitable for MAT technology is several times greater than that of ‘tall tower wind,’ with its requirement for extremely high wind resources.

Wind Power Business

Mass Megawatts intends to build and operate wind energy power plants and to sell the generated electricity to the power commodity exchange. The Company’s MultiAxis Turbosystem (MAT) technology (multiple patents pending) will establish constantly renewable, clean, cost-competitive wind energy. Based on MAT’s performance, the Company is projected to produce power at a cost of 2.4 per kWh. The Company anticipates being able to sell electricity at a price of $3.00 per megawatt/hour.

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If Mass Megawatts chooses to work through power brokers, the Company believes it could potentially sell the environmentally correct “green” power for as much as $6.50 per megawatt/hour.

The Wind Power Product (Multiaxis Turbosystem)

The Mass Megawatts leading product is the MultiAxis Turbosystem (“MAT”),proprietary technology licensed from the Company’s Chief Executive Officer and Chairman, Jonathan C. Ricker. Wind turbines take advantage of a free, clean, inexhaustible power source to convert wind energy into electricity. Each MAT consists of a rectangular fabricated steel frame 80’ high x 80’ long and 40’wide, elevated 50’ above ground level for improved wind velocity, and secured to footings at ground level. Each frame houses 16 shaft 4-tiered stacks, and onto each stack is mounted 8, 4’ wide x 18’ long blades. Each stack is connected to two generators mounted on the ground level footing. The generators feed to a power collector panel which, in turn, connects to the power grid. Each MAT unit is rated at 360 kWh.

In order to generate large amounts of cost-efficient energy, conventional turbines (airplane propeller style) require massive, and expensive, rotors to turn the huge blades. These blades must be of a diameter sufficient to increase the airflow impacting the blade’s surface area. As the diameter of the blade increases, so too does the cost of other components. Large blades also create structural stress and fatigue problems in the gearbox, tower, and in the yawing system which turns the turbine into the optimal wind direction.

The MAT reduces blade cost by using a geometrically simple, smaller blade which addresses problems associated with vertical axis turbines. Vertical axis turbines suffer from severe structural stress problems caused by the forces of lift which push the blades back and forth causing heavy cyclical loads. As vertical turbines rotate, wind contacts them first from the left side, then from the right. This constant repetitive motion causes fatigue. The popular propeller, or horizontal version, also has horizontal lift stresses, although at a reduced level since the lift forces are not constantly reversing. MAT’s small blade units eliminate the structural fatigue of longer, heavier blades. It also enables MAT to more efficiently gather the mechanical power of the wind and transfers it to the generators for the production of electrical power. This innovation also allows other critical parts of the wind turbine to be repositioned, thus reducing the structural complexity and cost of construction. For example, the heavy generator and shaft speed increasing device, can now be placed at ground level rather than mounted atop the tower. In conventional wind turbine design, the shaft speed increasing device is typically a heavy gearbox which must be sufficiently rugged to withstand the vibrations of the tower caused by the large blades. The combination of vibrations and yaw (the action of turning the turbine into the wind), causes structural stress.

By locating the drive train and generator at ground level, components with considerable weight or mass can be used. For example, a direct drive generator can be used, eliminating the need for a gearbox. This provides the advantages of variable-speed operation which increases power output at a lower cost. Ground level construction also allows easier access, which reduces maintenance costs.

The MAT design enables power output to be achieved at a much lower windspeed, providing a more consistent power output to the utility power grid. This potential for consistent output provides utilities with planning advantages, and fewer power fluctuations allow for better power quality. Coal, oil and gas generators are always at full capacity when needed. Wind energy, using conventional turbines, cannot reach full capacity unless weather conditions are favorable.

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MAT’s improved method of delivering electricity will allow wind energy generated power to demand a higher competitive bid price due to the more consistent supply. Other environmental advantages specific to MAT include its noiseless turbines which will ease site permitting, and its high visibility to birds which will prevent them from flying into the rotation area.

Technical Advantages of MAT Technology

Traditionally, wind turbines were supported by a single tower and in many cases with guy wires leading to a multitude of vibration and frequency related problems. The blades of vertical axis turbines were large and therefore limited in their design and the material. For example, aluminum extrusion and fiberglass pultrusion were used in the two most serious commercial applications of vertical axis turbines. Due to the large size of the fiberglass blades, transporting them required a straight shape. The strength was limited for the purpose of being able to bend the blades at the place of installation. In other vertical axis wind technology, the aluminum blades could not form a true aerodynamically optimal shape. The blades had to be made of significant length and the available extrusion equipment for the long length and large profiles are not available for producing a structural and aerodynamic blade at a cost competitive price. The patents of both serious commercial prior applications of vertical axis technology are described in “Vertical Axis Wind Turbine” Patent number 4,449,053 and “Vertical Axis Wind Turbine with Pultruded Blades” in Patent number 5,499,904.

The MAT overcame the size related disadvantages. One such manufacturing advantage of the MAT includes the cost reduction of using smaller components instead of larger and fewer components. Other advantages include more solid blades which help to resolve cyclical stress advantages and inexpensive repair and maintenance with components like the generator, heavy variable speed equipment and gearbox on the ground level while elevating the rotor high above the ground in order to avoid turbulence. The MAT can provide a longer life for the bearings by reducing structural and mechanical stress with its vibration reduction innovations and decentralization of mechanical forces. Another advantage is to provide an improved mean to failure ratio by having many components including 256 blades, 16 shafts, and 16 generators. The MAT is also easier to construct and uses standard off the shelf items which avoids the need of custom made parts with the exception of the mass-produced blades. Several suppliers can supply the blades in order to avoid supplier backlog problems. The MAT enhances structural support by using a tower support system similar to a larger footprint like an oversized lattice tower section. A roof can provide weather protection and additional structural support. Blades can be placed at different positions or angles along the axis for reducing torque ripple. With less vibrations and better weather protection, cheaper material can be utilized in the wind system. The MAT can use cheap wooden and less expensive structural supports that are also easier to construct. An advantage of the roof is to prevent excess wear and tear without the rain and snow falling onto the turbine system. In one noted benefit, the structure could be like a four legged table unlike a one tower support system of other wind turbines. This is similar to the concept behind the lighter but stronger Rolm tower. Therefore, it requires less material for the needed stability. In an additional feature, the MAT could use an off the shelf bushing of concentric sleeves with rubber, polyurethane or other isolator, absorber and /or damper securely bonded between the structure and the moving parts. The object of this bushing would be to isolate or dampen the vibrations of the moving blades from the steel structure. The bushings will be placed between the shaft and bearings. The sleeve structure is designed to take up torsional movements as well as axial and radial loads. The design of avoiding one central blade area allows this “divide and conquer” approach of isolating the vibrations in a cost-effective manner. The belt connection with the generator would isolate vibrations in the electrical area. More importantly, the reduced vibrations and a stronger tower structure should add years to the life of the turbine at a reduced cost.

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Renewable Energy ( Solar and Wind) Markets

Wind and solar energy are the fastest growing sectors of the world electricity market.. Mass Megawatts has identified 140,000 megawatts worth of opportunities to earn more than 20% rate of return on the sale of electricity with investments of wind and solar energy.

A more profitable secondary market is the emerging green premium and community solar markets, Mass Megawatts could receive a selling price of $6.00 or greater per kWh for its clean electricity. Recent national surveys show that approximately 40-70% of the population surveyed indicate a willingness to pay a premium for renewable energy. Although 10% of the respondents say they will participate in such a program, actual participation is estimated at 1%. Currently, more than a dozen utilities have green marketing programs. Public Service Company of Colorado, Central and South West Services Corporation of Texas, and Fort Collins Light and Power Company are leading the effort in wind related green electricity marketing with 10 megawatts of wind power devoted to green marketing efforts using photovoltaics.

Although the green market is new, utilities are initiating two approaches to take advantage of the growing public preference for renewable energy. One is offering customers a specific electricity source at a premium. The second approach is giving customers an opportunity to invest in future renewable energy projects.

ENERGY MARKET COMPETITIVE COMPARISON.

According to the Electric Power Research Institute, the past 10 years have seen traditional energy costs increase while solar and wind energy costs have declined. The advances in technology, larger-scale and more efficient manufacturing processes, and increased experience in wind turbine operations has contributed substantially to this trend. This cost decline is paralleled with a substantial increase in installed solar and wind energy capacity. As a result, maintenance costs have fallen significantly. Wind and solar energy sources comprise a small percent of the current electricity generating industry. In spite of the stronger financial and organizational resources of the larger conventional gas, oil, and nuclear fuel electric generation companies, the wind and solar industries can substantially increase sales and growth by achieving just a small increase in market share.

The current status in solar and wind energy economics compared with alternate energy sources is shown below. Values are based on lifetime average cost studies including design, construction, and operations.

IMPORTANT NOTE: Actual cost per fuel source are different depending on geographical location and the cost shown are the average cost in the global market in year 2021.

Fuel Source	Cost/kWh		Market Share

Coal	6.0		20%
Nuclear	7.0		20%
Natural Gas	3.5		40%
Petroleum	5.0		1%
Hydroelectric	4.5	*	7%
Wind (pre MAT)	5.5	**	8%
Solar	4.0		2%
Diesel	7 – 40	***	0.5%
Biomass	8		1.5%

at good hydroelectric sites*

in 15 mph average windspeed conditions**

depending on size and location of facility, with smaller more remote locations having higher costs***

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Sourcing

The Mass Megawatts is not dependent upon exclusive or unique suppliers. However, certain custom-made items including bearings, solar tracker components and wind power blades will require four to six weeks lead time due to special manufacturing techniques. The Company has identified alternate suppliers if current business relationships cease.

The Company plans to use multiple suppliers, chosen through competitive bidding. The price of materials used is expected to be substantially similar from one vendor to the next due to the availability of raw supplies. The absence of special technologies negates dependence on any one supplier.

Solar Energy and Solar Tracker Industry Analysis

Solar energy projects are either ground mounted or roof mounted, Projects larger than one megawatt capacity are ground mounted and comprise of 75 percent of the market. Ground mount projects can be trackers or fixed tilt. The trackers can be either single axis or dual axis. The vast majority of the tracker used for commercial applications are single axis trackers due to the simplicity of single axis tracker in comparison to dual axis trackers. The growth of the solar tracker market is higher than the overall solar market in general. The solar market is growing as a result of the need to replace fossil fuel and nuclear power plants after their useful life has reached a point of retirement. Furthermore , there is a growing corporate and popular support for the use of clean and renewable energy sources. The acceleration of the application of utility scale battery storage is increasing the opportunities for solar and wind power as a consistent and more reliable energy source.

In the past two years, the solar tracker market is growing at 1.5 times faster than the rate of the overall solar market. The solar tracker market grew at a 35% compound annual growth.

Wind Industry Analysis

According to the U.S. Department of Energy, wind and solar energy are rapidly becoming one of the least expensive and most abundant new sources of electricity with capacity expected to increase and costs decrease over the next two decades. Over the past two decades, the wind and solar energy industies has increasingly studied and improved technology design and operation. Initially, federal research focused on very large utility scale machines each with a capacity potential of 1 to 5 megawatts. Focus continued on larger machines during the 1970’s and 1980’s when many international corporations developed large wind turbines with 200 ft.blades. In the 1990’s, smaller wind turbines gained acceptance as the more viable option and the majority of wind turbines at that time were intermediate-sized with 50-500 kWh peak capacity. Most turbines being built today are mature propeller-based designs comprising upwind, horizontal axis 3-blades construction with a multi-megawatt rating. These turbines look like giant fans with thin blades and while they have lent credibility to the wind industry within the investment and developer community, the cost of energy from these turbines may be near the upper limit due to size effectiveness and efficiencies of mass production. The acceptance of these propeller-driven turbines is based on many years of testing and experience but the industry’s ability to develop more efficient innovations utilizing this design is limited and research potential is exhausted. Still, numerous alternative turbines have been developed and include one-blade and two-blade machines, vertical axis design, variable speed designs, direct drive between blades, and generators rather than gearboxes.

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The continued evolution of this wind technology is evident with the existence of varying wind turbine designs. However, there is division in the wind industry between those who want to capitalize on the emerging respect the business community has for established, mature wind technology, and those who seek new technologies designed to bring about significant cost reductions. Mass Megawatts chooses to seek new horizons beyond current perception and knowledge by developing new technologies that will significantly reduce wind energy costs. As a result, the Company products can be seen as participants in several different industries.

LIST OF TARGETED SEGMENT WITHIN ENERGY INDUSTRY

1)The Conventional Independent Power Producers (IPP)

The largest targeted industry is independent power production. According to the Massachusetts Department of Public Utilities’ publication “Power to Compete” authored by Michael Best of the Center for Industrial Competitiveness, increased capacity over the next several years will result in a $50 billion increase in annual sales if IPP’s can deliver electricity at 4 per kWh. Wind related IPP’s currently produce $200 million in electricity sales per year in the United States at 7 cents per kWh. The impact of deregulation of the electric utilities is expected to present opportunities for wind-related IPP’s according to the Massachusetts Technology Collaborative. With current cost of wind power in limited high wind locations at 4.5 per kWh, the cost of large scale investment in wind energy is the same to the consumer as it would be for more conventional energy sources. In other words, combined gas turbines, modern coal technologies,and wind power in limited locations can all earn enough sufficient to encourage investment if and when the retail sale of the electricity produced is 4.5 per kWh.

2)The End of Line Industry

Modular sources of power generation at the end of a utility’s distribution lines include small wind turbines, diesel generators, and photovoltaics. In growing communities, it is more cost effective to add small power-generating facilities such as wind turbines than to provide electric service and as a result, they will pay a premium for electricity rather than incur the higher cost of constructing new power lines and substations for transport. Within the next 10 years, potential exists for construction of wind power plants producing hundreds of megawatts in remote areas of utility distribution lines. In these areas, the price per kWh sold is several times higher than the normal selling price.

3)The Green Industry

In the new era of electric utility restructuring wherein consumers can choose their electricity sources, some are choosing green energy produced from clean and renewable sources such as wind or solar power. These resources are available as a commodity but the green consumer pays a premium for emission-free energy. The American Wind Energy Association in Washington, D.C. states that recent polls show that more than 5% of the general population are willing to pay more for renewable energy.

4)The Off-Grid Industry

This small industry is for consumers who are not in close proximity to power lines or who choose not to be connected to the grid. The industry includes wind, solar, wood burning furnaces, and small hydropower turbines. Like the green industry,these consumers have a strong environmental awareness. Althoughthe potential market for off-grid energy is less than 1% of the electricity market, the dollar potential is estimated to be as much as $2 billion.

24

SOME OF THE LARGEST INDUSTRY PARTICIPANTS

As solar and wind energy technology gains wider acceptance, competition may increase as large, well-capitalized companies enter the business. Although one or more may be successful, the Company believes that its technological advantage and early entry will provide a degree of competitive protection.

The largest U.S. solar company, NextEra Energy , Inc. is valued at more than Exxon. In October of 2020, the stock market valued the company at $900 million more than the value of Exxon.

The Danish firm, Vestas, is the world’s leading producer of wind turbines and a major exporter of turbines to the United States. An innovator in structural and generator advancements, Vestas has been a leader in wind power since the 1980s.

Sun Power is a leader in many innovation of solar power that is diversified in residential, commercial and solar storage.

EcoPlexus, Inc. is a leader of solar professional services that include development, design, engineering, and construction.

Canadian Solar which is well known for its solar panel is a leading utility-scale solar and energy storage developer.

First Solar Inc, is a leader in manufacturing and producing solar panels in the United States in a time when most of the global solar panel manufacturing is located in China.

Siemens Gamesa is a Spanish based wind turbine manufacturing company with total installed wind power capacity of 30,000 MW.

Bergey Windpower produces small turbines, primarily for use where utility grid interconnect lines are not readily available.

As a footnote, recent economic growth in India and China has spurred on wind energy’s high growth rate in those countries. As a result, they are world leaders in the demand for wind turbines.

Distribution Patterns

Distribution begins with identifying energy demand in and near potential power plant sites. Replacement of older or obsolete power plants, as well as growth in the population and the economy, are factors in determining energy demand in identified areas. Assuming a sufficient energy demand, the Company will test potential sites to determine whether sufficient wind energy resources are available to effectively and efficiently displace current electricity sources, thus reducing pollution from fossil fuel. With a successful analysis, the Company will obtain land right and apply for permits to install and operate a wind power generating plant. In the past, zoning and permitting issues have included noise generated by wind farms but MAT’s slower moving blades should help eliminate this issue. The Company will also determine the need for additional transmission lines to deliver to the power grid transmission lines.

Primary Competitors

In addition to the specific entities engaged in the business of wind power technology mentioned above, the Company will also compete with companies producing and selling non-wind energy products that fill the same needs as the Company’s products.

25

Combined-Cycle Gas Turbines. Innovations in this technology have led to lower costs, higher efficiency, and cleaner emissions combined with power generation for less than 4 per kWh.

Modern Coal Technologies. New designs, which double or triple reheat scrubber-equipped plants, increase efficiencies and decrease pollution emissions relative to typical reheat designs.

Biomass-generated electricity. Gasifying the biomass to fuel high-efficiency gas turbine systems could cost as little as 4.6 per kWh in the near term Petroleum, photovoltaic cells and nuclear power are not a current threat to Mass Megawatts since the cost to produce electricity from these sources is higher than that of wind. Cost effective, profitable hydropower is limited to a sites on swift moving water sources and with limited ability to increase market share it does not prove a major threat toward wind power.

Foreign Sales and Exports

Mass Megawatts did not have any operations in foreign companies or export sales in the fiscal year ending April 30, 2001.

Employees

As of January 31, 2021, the Company had no employees. The Company has retained all other members of the management team as consultants. The Company believes its employee relations to be good and no significant changes in the number of employees are expected. None of the Company’s employees are covered by a collective bargaining agreement.

Research and Development

The Company has not had significant revenues. However, approximately 30% of the proceeds obtained from the sale of its common capital stock has been spent on research and development.

STRATEGY AND MARKETING

Mass Megawatts plan to approach simplest method of initial market penetration and then sell directly to the large commercial electric consumers. The Company will try to avoid difficulties of evaluating resources, obtaining siting, financing, and locating potential purchasers of renewable energy.

DISTRIBUTION

Although little marketing is required for profitable trades on the power exchanges, the Company will at some time in the future seek a higher price for each kilowatt/hour sold. When Mass Megawatts pursue this effort, sales and service activities will be handled through strategic alliances with new and emerging electric power brokers, which have formed as a result of deregulation in the retail sale of electricity. Power brokers buy blocks of electricity in megawatt/hour units. For example, a power broker would enter into a contract to purchase 10,000 megawatts/hours of electricity for $400,000 over a period of one year and provides a 5% non-refundable deposit on each block of electricity reserved for future purchase. Such brokers helps negotiate consumer electric sales, is another marketing resource for the Company’s products. Mass Megawatts will aggressively promote its products to brokers, focusing on cost savings and environmental benefits. It will also solicit bids from power brokers, most of whom are registered in the states in which they do business. Compensation to brokers is straightforward and is typically a percentage of power sales.

26

Licensing Rights

Pursuant to a Licensing Agreement , Mass Megawatts has been granted a license from the chairman and chief executive officer of the Company, Jonathan C. Ricker, to market, within a limited territory, and associated technology relative to wind velocity augmentation. The technology is comprised of certain products and technology covered by patent rights for United States Letters Patent by Mr. Ricker. The limited territory is defined as: Massachusetts, New York, New Jersey, Pennsylvania, California, Illinois, Kansas, Michigan, Minnesota,Nebraska, North Dakota, South Dakota, Texas, Vermont, Washington, and Wisconsin.

DESCRIPTION OF PROPERTY

The Mass Megawatts does not own any real property. The Company has its administrative offices in Shrewsbury, Massachusetts. The Company also has a location in Worcester, Massachusetts for building prototypes and plan to build small units for customers over the short term at the same location until a larger location is needed.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Mass Megawatts shows a loss in the most recent fiscal year. The loss was related mostly to the development of a prototype, including engineering work and administrative expenses. Other costs include development of site locations for future projects.

The Mass Megawatts has much uncertainty about the company’s future as a result of the lack of historical operating data for several years. The lack of substantial sales and profitability could have an adverse impact on the company.

However, as far as the Mass Megawatts market share is concerned, there is expected to be little significant negative impact on the Company’s operating results from any changes in the underlying economics of the industry within the next 12 months, because the market for electricity is large enough, whereas the company’s overall market share objective has little or no impact on the much larger electricity market.

The renewable energy industry is favorably impacted by new legislation and regulations toward a cleaner air environment. This trend toward clean electricity continues to grow, particularly in view of the non-polluting nature of wind generation and its endless renewable source. However, there remains some uncertainty on whether or not the federal or state governments will continue with favorable environmental legislation despite popular support toward renewable energy.

The electric power industry is undergoing a period of deregulation and restructuring which is similar to the telecommunication deregulation of the 1980’s. It is impossible to predict whether this change will have a favorable or negative impact for the industry as a whole. However, restructuring can present more advantages and opportunities for the Company’s very competitive product in competing vigorously in the new marketplace.

27

OPERATION SUMMARY

The highest priority will continue to be constructing power plant prototypes in the near future. New parts from earlier versions may be needed and there is cash reserved for potential contingencies.

The next priority is our marketing program. The first effort will be toward developing strategic alliances with other electric power developers who have done the initial steps of zoning, financing and other requirements toward developing successful energy projects. The developers would benefit from Mass Megawatt’s new and more cost effective product.

As our next priority, working capital and administrative support will be used for contingencies on an “as needed” basis.

DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS

MANAGEMENT

Cautionary Note: Due to the financial limitations of hiring full time management until a refined prototype is developed, certain members of the management team have been retained as consultants on an as-needed basis and are not guaranteed week to week work on a consistent basis in the foreseeable future.

The following table sets forth the names and ages of the Company’s directors and executive officers and the positions they hold.

Name:	Age:	Position:

Jonathan Ricker	61	Chairman, Chief Executive Officer
Gary Bedell	65	Chief Operating Officer
Michael A. Cook	61	Project Finance Manager
Thomas M. Dill	53	Consulting Director of Distribution
Gary Bedell	65	Director
Debra Kasputis	58	Director

The following sets forth biographical information about the Company’s directors and executive officers, including periods of service for the Company. The executive officers serve at the discretion of the Board of Directors and until their successors are duly elected and qualified. The Company’s Board of Directors are elected annually by the stock holders of the Company and serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Jonathan Ricker, serves as Chief Executive Officer and Chairman of the Board of Directors.

For the past 20 years, Mr. Ricker has been involved in Product development, Strategic Planning, and Market Evaluations in growing businesses. He founded and operated a business consulting service for over 6 years. He also served as Senior Registered Options Principal in the Investment Banking industry for five years, which provided insight into the significant long-term opportunities provided by wind energy. Mr. Ricker has been active in the wind energy research community since 1991. His involvement includes lobbying for the federal renewable energy tax credit in Washington, DC that was passed in 1998. He holds a BS in Business and AD in Accounting from Bentley College.

Gary Bedell, serves as Chief Operating Officer

Mr. Bedell has over 23 years of experience in electrical and engineering management with several years of technical experience including structural, mechanical, and computer engineering related work. Mr. Bedell has been involved with the planning and construction of projects requiring factory automation, production line planning and other process engineering related activities.

Michael A. Cook, serves as a consultant and Project Finance advisor for the Company on a part time basis.

Mr. Cook has over 25 years of experience in financial risk mitigation and management including a 15 year involvement with wind energy. He understands the challenges of renewable Technologies being experimental and lacking sufficient historical long life data of traditional energy projects. His first wind energy financial risk package was underwritten by Continental Insurance Company in 1984. Mike has been developing structured financial risk mitigation programs that give added assurance of debt repayment to project lenders involved in new energy technology. Mr. Cook gained his experience in new project finance risk mitigation during his 10 year post as the Pacific Regional Manager of Special Risk Property and Machinery Department of the Continental Insurance Company. Mike managed a staff, which included professional division managers and 5 satellite offices. He also served 3 years as an Executive Underwriter at the Special Risk Facilities/Energy Technical Department of the CIGNA Corporation. Mike was involved in the development of financial risk mitigation methods for new projects for several energy companies including Ormat, Mission Energy, TOSCO, PG&E, SMUD, Colorado Public Service, LUZ Solar, and many wind projects. Mike’s tools for mitigating risk include: Special Financial risk programs which may include financial guarantees, political risk coverage, physical risk protection and even weather risk insurance coverage including the lack of good wind. With proper documentation generated by project due diligence and local public data, financial guarantees of the course of nature are available.

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Thomas M. Dill serves as Consulting Director of Distribution for the company.

Mr. Dill has over 25 years of Manufacturing, Industrial Engineering, and Facilities Management experience. Most recently, he was the Director of Real Estate and Facilities for MKE-Quantum Corporation responsible for three facilities with operations in the US and Indonesia. Prior to MKEQC, Mr. Dill spent nine years as Director of Real Estate and Corporate Planning for two high-tech companies. He worked as an industrial engineering manager in the semiconductor industry. His project management responsibilities included construction of a $20 million class 1, clean room facility for semiconductor manufacturing, a $35 million office building expansion, and a $6 million loading dock and chemical storage facility. Mr. Dill is a licensed Massachusetts Construction Supervisor. He holds a BS in Business Administration from Boston University.

DIRECTORS

There are presently three Directors of the Company, two are an inside directors, and one is an outside director.

Gary Bedell is the Company’s Chief Operating Officer and resides in Worcester, Ma

Debra Kasputis is a business consultant and resides in Southbridge, MA

Jonathan Ricker Chairman and Chief Executive Officer of Mass Megawatts resides in Shrewsbury, MA (See Executive Officers.)

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company does not have a profit sharing or incentive plan. None of the executive officers or directors received compensation in the current fiscal year. However, the Chief Executive Officer plans to have a salary of $60,000 in the next fiscal year.

29

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of January 31,2021, relating to the beneficial ownership of the common stock by all persons known by the Company to beneficially own more than 5% of the outstanding shares of common stock of the Company. No director, director nominee or executive officer other than Mr. Ricker owns any shares of the common capital stock . There were 118,400,292 shares issued and outstanding as of January 31,2021.

Title of Class	Name and Address	Amount and Nature
Percent of Class	Of Beneficial Owner	of Ownership

Common Stock	Jonathan Ricker	53,891,635
45.5%
	100 Boston Turnpike
	Shrewsbury, MA 01545

Common Stock	All officers and directors as	53,891,635

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTION

There have been no transactions between the Company and any shareholder owning greater than 5% of the Company’s outstanding shares, executive officer, director, nominee for officer or director, or any of the above referenced individual’s immediate family.

The largest shareholder and CEO had made several advances to the Company over the years to assist with its financial obligations.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR THE SECURITIES ACT LIABILITIES

Pursuant to Massachusetts General Laws, the Company has the power to indemnify an officer or director who, in their capacity as such, is made a party to any suit or legal action if such officer or director acted in a manner believed to be in the best interest of the Company. In the case of criminal proceedings, the director or officer is indemnified if there is no reasonable cause to believe that officer’s or director’s conduct was unlawful. Massachusetts law permits a corporation to purchase and maintain liability insurance on behalf of its officers and directors. Presently, the Company does not carry such insurance. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and therefore unenforceable.

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DESCRIPTION OF SECURITIES

As of January 31,2021, there were 118,400,292 common shares issued and outstanding. Mass Megawatts has 133,000,000 common shares authorized. All the shares have equal rights with respect to voting, liquidation, and dividend rights. Of the Company’s total outstanding shares, approximately 54,198,881 shares may be sold, transferred or otherwise traded in the public market without restrictions, unless held by an affiliate or controlling shareholder of the Company. None of the free trading shares are held by an affiliate.

The other 64,201,411 common shares are restricted shares which have not been registered pursuant to the Securities Act of 1933 and any state regulations. The restricted stocks are not freely tradable.

The restricted stock may not be sold or offered for sale in the absence of an effective registration statement as to the securities under said Act and any applicable state securities laws or an opinion of counsel satisfactory to the issuer that such registration is not required.

An example of an exemption from registration of restricted shares is Rule 144 of the Securities Act of 1933. Under Rule 144 and subject to certain limitations a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell in “broker transactions” or to market makers, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of Common Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale.

Dividend Policy

The Mass Megawatts does not anticipate that it will pay cash dividends or distributions in the foreseeable future. In the past, Mass Megawatts had never declared any cash dividends or made any distributions. The Company plans to retain its earnings in order to help finance the growing operations.

31

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Common Stock of the Company is traded on the Over the Counter Market and quoted under the symbol “MMMW”. The following table sets forth, for the last two fiscal years ended April 30,2019 and April 30,2021 as well as each quarter since the end of the latest full fiscal year, the high and low per share bid prices of the Company’s Common Stock as reported by OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions and may not represent actual transactions.

	Year Ended April 30,2021
	High	Low
First Quarter	$0.009	0.006
Second Quarter	0.021	0.007
Third Quarter	0.43	0.015

	Year Ended April 30,2020
	High	Low
First Quarter	0.009	0.006
Second Quarter	0.02	0.006
Third Quarter	0.01	0.007
Fourth Quarter	0.009	0.006

	Year Ended April 30,2019
	High	Low
First Quarter	0.007	0.005
Second Quarter	0.006	0.004
Third Quarter	0.008	0.004
Fourth Quarter	0.009	0.006

There were no modifications of any instrument defining the rights of holders of the Company’s common stock and no limitations or qualifications of the rights evidenced by the Company’s common stock as a result of the issuance of any other class of securities or the modifications thereof

32

FINANCIAL STATEMENTS	F-2
QUARTERLY REPORT ENDED JANUARY 31, 2021	F-2
QUARTERLY REPORT ENDED OCTOBER 31, 2020	F-9
QUARTERLY REPORT ENDED JULY 31, 2020	F-16
ANNUAL REPORTS FOR YEARS ENDED APRIL 30, 2020 AND APRIL 30, 2019	F-23

F-1

Mass Megawatts Wind Power, Inc.

Financial Statements

For Period Ended January 31, 2021

Balance Sheets

(Unaudited)

	January 31, 2021	January 31, 2020
ASSETS
Current Assets:
Cash	$29,424	$95
Prepaid expenses and other current assets	27,090	27,090
Total current assets	56,514	27,185

Fixed assets, net of accumulated depreciation of $40,176 and $38,775, respectively	599	599
Total assets	$57,113	$27,784

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$101,704	$-
Convertible notes payable - related party	-	475,266
Due to stockholders	-	75,058
Total current liabilities	101,704	550,324

Stockholders’ Deficit
Common stock; no par value;133,000,000 shares authorized; 118,400,292 issued and outstanding at Jan. 31, 2021 and 61,386,477 at Jan. 31, 2020	7,951,231	7,359,682
Additional paid in capital	1,569	1,569
Accumulated deficit	(7,997,391)	(7,883,791)
Total stockholders’ deficit	(44,591)	(522,540)
Total liabilities and stockholders’ deficit	$57,113	$27,784

F-2

Mass Megawatts Wind Power, Inc.

Statements of Expenses

(Unaudited)

	For the quarters ended
	January 31, 2021	January 31, 2020

Contract revenues	$-	$-

Operating expenses:
Accounting	500	500
Advertising	2,404	257
Auto expense	32	75
Bank service fees	30	11
Computer and internet	-	130
Consulting	23,500	-
Dues and subscriptions	162	159
Exchange fees	3,500	3,000
Testing Expense	283	-
Meals and entertainment	12	100
Postage	68	7
Professional fees	729	-
Office supplies	210	78
Rent	185	-
Salary expense	-	30,000
Telephone expense	301	452
General and product	47,510	-
Total operating expenses	79,426	34,769

Operating loss	(79,426)	(34,769)

Net Loss	$(79,426)	$(34,769)

F-3

Mass Megawatts Wind Power, Inc.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common stock		Additional Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance April 30, 2018	61,368,47	$7,359,682	$1,569.00	$(7,771,782.00)	(410,531)
Balance April 30, 2019	61,368,477	7,359,682	1,569.00	(7,788,337)	(427,086)
Net loss for the three months ended July 31, 2019	-	$-	$-	$(26,413)	$(26,413)
Balance July 31, 2019	61,368,477	$7,359,682	$1,569	$(7,814,750)	$(453,499)
Net loss for the three months ended October 31, 2019	-	-	-	$(34,272)	$(34,272)
Balance October 31, 2019	61,368,477	$7,359,682	$1,569	$(7,849,022)	$(487,771)
Net loss for the three months ended January 31, 2020	-	$-	$-	$(34,769)	$(34,769)
Balance January 31, 2020	61,368,47	$7,359,682	$1,569	$(7,883,791)	$(522,540)
Net loss for the three months ended April 30, 2020	-	$-	$-	$(22,162)	$(22,162)
Balance April 30, 2020	61,368,47	$7,359,682	$1,569	$(7,905,953)	$(544,702)
Net loss for the three months ended July 31, 2020				(5,576)	(5,576)
Balance July 31, 2020	61,368,477	$7,359,682	$1,569	$(7,911,529)	$(550,278)

Net loss for the three months ended October 31, 2020				(6,735)	(6,735)

Balance October 31, 2020	61,368,477	$7,359,682	$1,569	$(7,917,964)	$(556,713)

Common stock issued	4,526,000	87,390			87,390
Common stock issued for services	1,800,000	13,500			13,500
Common stock issued for note conversion	57,705,700	490,659			490,659

Net loss for the three months ended January 31, 2021				(79,426)	(79,426)

Balance January 31, 2021	125,400,177	$7,951,231	$1,569	$(7,997,390)	$(44,590)

F-4

Mass Megawatts Wind Power, Inc.

Statements of Cash Flows

(Unaudited)

	For the quarters ended
	January 31, 2021	January 31, 2020

OPERATING ACTIVITES
Net loss	$(79,426)	$(34,769)

Adjustments to reconcile net loss to net cash used by operating activities:
Common stock issued for services	13,500	-
Changes in:
Accounts payable and accrued expenses	-	30,000
Net cash used in operating activities	(65,926)	(4,769)

FINANCING ACTIVITIES
Proceeds from issuance of Common Stock	87,390	-
Issuance of Common stock for conversion of notes payable	490,659	-
Convertible notes payable, related party	(466,860)	-
Due to officer	(28,010)	4,521
Net cash provided by financing activities	83,179	4,521

NET INCREASE (DECREASE) IN CASH	17,253	(248)
CASH AT BEGINNING OF PERIOD	12,171	343
CASH AT END OF PERIOD	29,424	95

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income tax paid	-	-

F-5

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Quarter Ended January 31, 2021

NOTE 1 – DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Mass Megawatts Wind Power, Inc. (“Mass Megawatts”), a Massachusetts corporation, was incorporated as Mass Megawatts, Inc. on May 27, 1997. Mass Megawatts, Inc. changed its name in January 2001 to Mass Megawatts Power, Inc. Mass Megawatts Power, Inc. changed its name on February 27, 2002 to Mass Megawatts Wind Power, Inc. Mass Megawatts’ principal line of business is to develop its prototype wind energy production equipment and locate and adapt suitable operating facilities. It intends to build, patent, and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology. Mass Megawatts expects to sell the generated electricity to the power commodity exchange on the open market, initially in California. In September 2014, Mass Megawatts introduced a program to develop and market a new solar tracking technology. The corporate headquarters is located in Worcester, Massachusetts.

The accompanying unaudited interim financial statements of Mass Megawatts Wind Power, Inc. have been prepared in accordance with the accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission.

Recently Issued Accounting Pronouncements

Mass Megawatts does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flows.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the ordinary course of business. Operating losses have been incurred each year since inception, resulting in an accumulated deficit of $7,997,391 at January 31,2021. In addition, at January 31, 2021, Mass Megawatts is not generating sufficient revenue to fund its ongoing operations. These conditions raise substantial doubt about Mass Megawatts’ ability to continue as a going concern. Currently, management is soliciting additional equity investors through private placement offerings and is obtaining funding from Mass Megawatts’ Chief Executive Officer to fund these losses; however, no assurance can be given as to the success of these efforts.

The financial statements of Mass Megawatts do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary if Mass Megawatts is unable to continue as a going concern.

At October 31, 2020, Mass Megawatts owed $524,870 to the Company’s President, which consisted of amounts owed on personal credit cards for company expenditures, amounts funded by the president directly and accrued salary.

On January 28, 2021, the CEO converted the total amount owed to him in exchange for 50,705,815 shares of the Company’s common stock.

Funds advanced during the fiscal year are due on demand, bear no interest, and are unsecured. Payments on stockholders credit cards are subject to the terms and conditions of the authorizing entities.

F-6

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Quarter Ended January 31, 2021

ITEM 2. MANAGEMENT’S DISCUSSION & ANALYSIS AND PLAN OF OPERATION

THIS FILING CONTAINS FORWARD-LOOKING STATEMENTS. THE WORDS “ANTICIPATED,” “BELIEVE,” “EXPECT,” “PLAN,” “INTEND,” “SEEK,” “ESTIMATE,” “PROJECT,” “COULD,” “MAY,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, AMONG OTHERS, INFORMATION REGARDING FUTURE OPERATIONS, FUTURE CAPITAL EXPENDITURES, AND FUTURE NET CASH FLOW. SUCH STATEMENTS REFLECT THE COMPANY’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND BUSINESS CONDITIONS, CHANGES IN FOREIGN, POLITICAL, SOCIAL, AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, THE ABILITY TO ACHIEVE FURTHER MARKET PENETRATION AND ADDITIONAL CUSTOMERS, AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE COMPANY’S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES OCCUR, OR SHOULD UNDERLYING ASSUMPTIONS PROVE TO BE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY AND ADVERSELY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, OR OTHERWISE INDICATED. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE IN THIS FILING ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE OF THE ACTUAL RESULTS OR DEVELOPMENTS.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED JANUARY 31, 2021

Liquidity and Capital Resources

We had total assets of $57,113 as of January 31, 2021, which consisted of cash of $29,424, prepaid expenses and other current assets of $27,090 and fixed assets net of accumulated depreciation of $599.

We had total liabilities of $101,704 as of January 31, 2021.

We have incurred net losses since inception and had an accumulated deficit of $7,997,391 at January 31, 2021.

Net cash used in operating activities was $65,926 for the quarter ended January 31, 2021.

Net cash provided by financing activities was $84,179 from proceeds from the sale of common stock for the quarter ended January 31, 2021.

Mass Megawatts Wind Power, Inc. (the “Company”) cautions readers that in addition to important factors described elsewhere, the following important facts, among others, sometimes have affected, and in the future could affect, the Company’s actual results, and could cause the Company’s actual results during 2021 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company.

The Company has not had significant revenues from operations since its inception, but has raised funds through other means to maintain liquidity. Specifically. The Company has spent this money on updating prototypes, administration, working capital, marketing and advertising.

There is substantial doubt that the Company will have sufficient cash flows from operations to fund its operations for a minimum of 12 months following April 30, 2021 and is therefore dependent on financing from issuing capital stock or debt. In July 2009, the shareholders approved an increase of its authorized common stock from 7,000,000 to 12,000,000 shares. In July 2011, the shareholders again approved an increase of its authorized common stock from 12,000,000 to 18,000,000 shares. In July 2013, the shareholders approved an additional increase of its authorized common stock from 18,000,000 shares to 35,000,000 shares. An additional increase was approved during January 2014, from 35,000,000 shares to 67,000,000 shares. Mass Megawatts plans to continue to pursue additional equity financing to provide funds for operations.

F-7

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Quarter Ended January 31, 2021

In December 2020, the shareholders approved an increase of its authorized shares to 133,500,000. The Company sold 4,526,000 shares of its common stock for proceeds of $87,390. In addition, the Company issued 1,800,000 shares of its common stock for consulting services for $23,500.

The Company also expects to generate sales in fiscal 2021 and expects to be able to fund its operations for an additional 12 months, but cannot predict with any certainty its ability to do so. Without additional future sales, there is substantial doubt about the Company’s ability to continue as a going concern.

The Company has thirteen years of operating results, with no substantial revenues from operations. Much uncertainty exists about the Company’s future as a result of the lack of operating revenue for several years. The lack of long-term experience in new product development could have an adverse impact on the Company.

The Company’s ticker symbol is MMMW and the stock is traded as a pink sheet alternative reporting company on the OTC stock market.

Mass Megawatt’s market share and any changes in the underlying economics of the industry are expected to have a minimal effect on the Company’s operating results within the next 12 months. This is due to the large market for electricity and the Company’s overall market share having little or no impact on a market of this size.

The renewable energy industry is favorably impacted by new legislation and regulations toward a cleaner air environment. This trend toward wind generated electricity continues to grow, particularly in view of the non-polluting nature of wind generation and its endless renewable source. However, there remains some uncertainty on whether or not the federal or state governments will continue with favorable environmental legislation despite popular support toward renewable energy.

The electric power industry is undergoing a period of deregulation and restructuring that is similar to the telecommunication deregulation of the 1980’s. It is impossible to predict whether this change will have a favorable or unfavorable impact for the industry as a whole. It is anticipated, however, that restructuring could present more advantages and opportunities for the Company’s product by enabling it to compete in the new marketplace.

In August 2019, the CEO elected to have the note exchange the payable balance owed into a convertible note. The note is convertible at $0.01. In addition, the company’s CEO was paid $30,000 for the three months ended October 31, 2019. The Company issued notes to the CEO convertible into common shares at $0.007 and $0.0075.

During the first two months of the three months ended April 30, 2020 the Company’s CEO was paid $20,000 in salary. The company issued convertible notes to the CEO for $20,000 convertible into common shares at $0.01.

On October 31, 2020, the Company’s CEO loaned the company $23,000.

F-8

Mass Megawatts Wind Power, Inc.

Financial Statements

For Period Ended October 31, 2020

Balance Sheets

(Unaudited)

	October 31, 2020	October 31, 2019
Assets
Current Assets:
Cash	$12,171	$343
Prepaid expenses and other current assets	27,090	27,090
Total current assets	39,261	27,433

Fixed assets, net of accumulated depreciation of $40,176 and $38,775, respectively	599	599
Total assets	$39,860	$28,032

Liabilities and Stockholders’ Deficit

Current Liabilities:
Accounts payable and accrued expenses	$102,004	$282,209
Convertible notes payable - related party	489,860	30,000
Due to officer	5,010	128,537
Due to stockholders	-	75,058
Total current liabilities	596,874	515,804

Stockholders’ Deficit
Common stock; no par value; 67,000,000 shares authorized; 61,386,477 issued and outstanding at October 31, 2020 and October 31, 2019	7,359,682	7,359,682
Additional paid in capital	1,569	1,569
Accumulated deficit	(7,918,265)	(7,849,023)
Total stockholders’ deficit	(557,014)	(487,772)
Total liabilities and stockholders’ deficit	$39,860	$28,032

F-9

Mass Megawatts Wind Power, Inc.

Statements of Expenses

(Unaudited)

	For the quarters ended
	October 31, 2020	October 31, 2019

Contract revenues	$-	$-

Operating expenses:
Accounting	-	-
Advertising	30	1,085
Auto expense	75	190
Bank service fees	30	19
Dues and subscriptions	159	159
Business Development	5,500	-
General and administrative	24	-
Prototype expense	553	-
Meals and entertainment	13	-
Postage	116	161
Professional fees	-	2,050
Office supplies	(216)	156
Salary expense	-	30,000
Telephone expense	452	452
Travel	-	-
Total operating expenses	6,736	34,272

Operating loss	(6,736)	(34,272)

Net Loss	(6,736)	(34,272)

Net loss per share - basic and diluted	(0.00)	(0.00)

Weighted average number of common shares - basic and diluted	61,386,795	61,182,037

F-10

Mass Megawatts Wind Power, Inc.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common stock		Additional Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance April 30, 2018	61,368,47	$7,359,682	$1,569.00	$(7,771,782.00)	(410,531)
Balance April 30, 2019	61,368,477	7,359,682	1,569.00	(7,788,337)	(427,086)
Net loss for the three months ended July 31, 2019	-	$-	$-	$(26,413)	$(26,413)
Balance July 31, 2019	61,368,477	$7,359,682	$1,569	$(7,814,750)	$(453,499)
Net loss for the three months ended October 31, 2019	-	-	-	$(34,272)	$(34,272)
Balance October 31, 2019	61,368,477	$7,359,682	$1,569	$(7,849,022)	$(487,771)
Net loss for the three months ended January 31, 2020	-	$-	$-	$(34,769)	$(34,769)
Balance January 31, 2020	61,368,477	$7,359,682	$1,569	$(7,883,791)	$(522,540)
Net loss for the three months ended April 30, 2020	-	$-	$-	$(22,162)	$(22,162)
Balance April 30, 2020	61,368,477	$7,359,682	$1,569	$(7,905,953)	$(544,702)
Net loss for the three months ended July 31, 2020				(5,576)	(5,576)
Balance July 31, 2020	61,368,477	$7,359,682	$1,569	$(7,911,529)	$(550,278)
Net loss for the three months ended October 31, 2020				(6,736)	(6,736)
Balance October 31, 2020	$61,368,477	$7,359,682	$1,569	$(7,918,265)	$(557,014)

F-11

Mass Megawatts Wind Power, Inc.

Statements of Cash Flows

(Unaudited)

	For the quarters ended
	October 31, 2020	October 31, 2019

OPERATING ACTIVITES
Net loss	$(6,736)	$(34,272)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in:
Accounts payable and accrued expenses	(3,000)	30,000
Net cash used in operating activities	(9,736)	(4,272)

FINANCING ACTIVITIES
Convertible notes payable, related party	-	-
Due to officer	21,211	3,550
Net cash provided by financing activities	21,211	3,550

NET INCREASE (DECREASE) IN CASH	11,475	(722)
CASH AT BEGINNING OF PERIOD	696	1,065
CASH AT END OF PERIOD	12,171	343

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income tax paid	-	-

F-12

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Quarter Ended October 31,2020

NOTE 1 – DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Mass Megawatts Wind Power, Inc. (“Mass Megawatts”), a Massachusetts corporation, was incorporated as Mass Megawatts, Inc. on May 27, 1997. Mass Megawatts, Inc. changed its name in January 2001 to Mass Megawatts Power, Inc. Mass Megawatts Power, Inc. changed its name on February 27, 2002 to Mass Megawatts Wind Power, Inc. Mass Megawatts’ principal line of business is to develop its prototype wind energy production equipment and locate and adapt suitable operating facilities. It intends to build, patent, and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology. Mass Megawatts expects to sell the generated electricity to the power commodity exchange on the open market, initially in California. In September 2014, Mass Megawatts introduced a program to develop and market a new solar tracking technology. The corporate headquarters is located in Worcester, Massachusetts.

The accompanying unaudited interim financial statements of Mass Megawatts Wind Power, Inc. have been prepared in accordance with the accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission.

Recently Issued Accounting Pronouncements

Mass Megawatts does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flows.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the ordinary course of business. Operating losses have been incurred each year since inception, resulting in an accumulated deficit of $7,918,265 at October 31. In addition, at October 31, 2020, Mass Megawatts is not generating sufficient revenue to fund its ongoing operations. These conditions raise substantial doubt about Mass Megawatts’ ability to continue as a going concern. Currently, management is soliciting additional equity investors through private placement offerings and is obtaining funding from Mass Megawatts’ Chief Executive Officer to fund these losses; however, no assurance can be given as to the success of these efforts.

The financial statements of Mass Megawatts do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary if Mass Megawatts is unable to continue as a going concern.

At October 31, 2020, Mass Megawatts owed $494,870 to the Company’s President, which consisted of amounts owed on personal credit cards for company expenditures, amounts funded by the president directly and accrued salary.

Funds advanced during the fiscal year are due on demand, bear no interest, and are unsecured. Payments on stockholders credit cards are subject to the terms and conditions of the authorizing entities.

F-13

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Quarter Ended October 31,2020

ITEM 2. MANAGEMENT’S DISCUSSION & ANALYSIS AND PLAN OF OPERATION

THIS FILING CONTAINS FORWARD-LOOKING STATEMENTS. THE WORDS “ANTICIPATED,” “BELIEVE,” “EXPECT,” “PLAN,” “INTEND,” “SEEK,” “ESTIMATE,” “PROJECT,” “COULD,” “MAY,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, AMONG OTHERS, INFORMATION REGARDING FUTURE OPERATIONS, FUTURE CAPITAL EXPENDITURES, AND FUTURE NET CASH FLOW. SUCH STATEMENTS REFLECT THE COMPANY’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND BUSINESS CONDITIONS, CHANGES IN FOREIGN, POLITICAL, SOCIAL, AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, THE ABILITY TO ACHIEVE FURTHER MARKET PENETRATION AND ADDITIONAL CUSTOMERS, AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE COMPANY’S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES OCCUR, OR SHOULD UNDERLYING ASSUMPTIONS PROVE TO BE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY AND ADVERSELY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, OR OTHERWISE INDICATED. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE IN THIS FILING ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE OF THE ACTUAL RESULTS OR DEVELOPMENTS.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED OCTOBER 31, 2020

Liquidity and Capital Resources

We had total assets of $39,261 as of October 31, 2020, which consisted of cash of $12,171 prepaid expenses and other current assets of $27,090 and fixed assets net of accumulated depreciation of $599.

We had total liabilities of $596,874 as of October 31, 2020.

We have incurred net losses since inception and had an accumulated deficit of $7,918,265 at October 31, 2020.

Net cash used in operating activities was $10,736 for the quarter ended October 31, 2020.

Net cash provided by financing activities was $22,121 as loans from an officer for the quarter ended October 31, 2020.

We had no outstanding cash commitments as of October 31, 2020.

Mass Megawatts Wind Power, Inc. (the “Company”) cautions readers that in addition to important factors described elsewhere, the following important facts, among others, sometimes have affected, and in the future could affect, the Company’s actual results, and could cause the Company’s actual results during 2020 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company.

The Company has not had significant revenues from operations since its inception, but has raised funds through other means to maintain liquidity. Specifically. The Company has spent this money on updating prototypes, administration, working capital, marketing and advertising.

There is substantial doubt that the Company will have sufficient cash flows from operations to fund its operations for a minimum of 12 months following April 30, 2020 and is therefore dependent on financing from issuing capital stock or debt. In July 2009, the shareholders approved an increase of its authorized common stock from 7,000,000 to 12,000,000 shares. In July 2011, the shareholders again approved an increase of its authorized common stock from 12,000,000 to 18,000,000 shares. In July 2013, the shareholders approved an additional increase of its authorized common stock from 18,000,000 shares to 35,000,000 shares. An additional increase was approved during January 2014, from 35,000,000 shares to 67,000,000 shares. Mass Megawatts plans to continue to pursue additional equity financing to provide funds for operations.

F-14

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Quarter Ended October 31,2020

The Company also expects to generate sales in fiscal 2021 and expects to be able to fund its operations for an additional 12 months, but cannot predict with any certainty its ability to do so. Without additional future sales, there is substantial doubt about the Company’s ability to continue as a going concern.

The Company has thirteen years of operating results, with no substantial revenues from operations. Much uncertainty exists about the Company’s future as a result of the lack of operating revenue for several years. The lack of long-term experience in new product development could have an adverse impact on the Company.

The Company’s ticker symbol is MMMW and the stock is traded as an OTC company on the OTC stock market.

Mass Megawatt’s market share and any changes in the underlying economics of the industry are expected to have a minimal effect on the Company’s operating results within the next 12 months. This is due to the large market for electricity and the Company’s overall market share having little or no impact on a market of this size.

The wind industry is favorably impacted by new legislation and regulations toward a cleaner air environment. This trend toward wind generated electricity continues to grow, particularly in view of the non-polluting nature of wind generation and its endless renewable source. However, there remains some uncertainty on whether or not the federal or state governments will continue with favorable environmental legislation despite popular support toward renewable energy.

The electric power industry is undergoing a period of deregulation and restructuring that is similar to the telecommunication deregulation of the 1980’s. It is impossible to predict whether this change will have a favorable or unfavorable impact for the industry as a whole. It is anticipated, however, that restructuring could present more advantages and opportunities for the Company’s product by enabling it to compete in the new marketplace.

In August 2019, the CEO elected to have the note exchange the payable balance owed into a convertible note. The note is convertible at $0.01 (one cent) for each share of Common Stock. In addition, the company’s CEO was paid $30,000 for the three months ended October 31, 2019. The Company issued notes to the CEO convertible into common shares at $0.007 and $0.0075.

During the three months ended April 30, 2020 the Company’s CEO was paid $20,000 in salary. The company issued convertible notes to the CEO for $20,000 convertible into common shares at with each share at $0.01 for paid services during February and March.

On October 8, 2020 the Company’s CEO loaned the company $23,000.

F-15

Mass Megawatts Wind Power, Inc

Financial Statements

For Period Ended July 31, 2020

Balance Sheets

(Unaudited)

	July 31, 2020	July 31, 2019
ASSETS
Current Assets:
Cash	$397	$1,066
Prepaid expenses and other current assets	27,090	27,090
Total current assets	27,487	28,156

Fixed assets, net of accumulated depreciation of $40,176 and $38,775, respectively	599	599
Total assets	$28,086	$28,755

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$105,704	$282,209
Convertible notes payable - related party	466,860	-
Due to officer	5,500	124,987
Due to stockholders	-	75,058
Total current liabilities	578,064	482,254

Stockholders’ Deficit
Common stock; no par value;67,000,000 shares authorized; 61,386,477 issued and outstanding at January 31, 2020 and January 31, 2019	7,359,682	7,359,682
Additional paid in capital	1,569	1,569
Accumulated deficit	(7,911,229)	(7,814,750)
Total stockholders’ deficit	(549,978)	(453,499)
Total liabilities and stockholders’ deficit	$28,086	$28,755

F-16

Mass Megawatts Wind Power, Inc.

Statement of Expenses

(Unaudited)

	For the three months ended
	July 31, 2020	July 31, 2019

Contract revenues	$-	$-

Operating expenses:
Filing fees	100	109
Advertising	450	-
Auto expense	15	80
Bank service fees	11	69
Computer and internet	93	53
Dues and subscriptions	159	159
Exchange fees	3,500	4,000
General and administrative		860
Professional expense	500	5,500
Postage	7	37
Office supplies		-
Project Design	133	15,100
Telephone expense	608	446
Total operating expenses	5,576

Operating loss	(5,576)	(26,413)

Net Loss	$(5,576)	$(26,413)

Net loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares - basic and diluted	61,386,477	61,386,477

F-17

Mass Megawatts Wind Power, Inc.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Statement of Changes in Shareholders’ Equity)

July 31, 2020

	Common stock		Additional Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance April 30, 2018	61,368,47	$7,359,682	$1,569.00	$(7,771,782.00)	$(410,531)
Balance April 30, 2019	61,368,477	7,359,682	1,569.00	(7,788,337)	(427,086)
Net loss for the three months ended July 31, 2019	-	$-	$-	$(26,413)	$(26,413)
Balance July 31, 2019	61,368,477	$7,359,682	$1,569	$(7,814,750)	$(453,499)
Net loss for the three months ended October 31, 2019	-	-	-	$(34,272)	$(34,272)
Balance October 31, 2019	61,368,477	$7,359,682	$1,569	$(7,849,022)	$(487,771)
Net loss for three months ended January 31, 2020	-	$-	$-	$(34,769)	$(34,769)
Balance January 31, 2020	61,368,477	$7,359,682	$1,569	$(7,883,791)	$(522,540)
Net loss for three months ended April 30, 2020	-	$-	$-	$(22,162)	$(22,162)
Balance April 30, 2020	61,368,477	$7,359,682	$1,569	$(7,905,953)	$(544,702)
Net loss for three months ended July 31, 2020	-	$-	$-	$(5,576)	$(5,576)
Balance July 31, 2020	61,368,477	$7,359,682	$1,569	$(7,911,529)	$(550,278)

F-18

Mass Megawatts Wind Power, Inc.

Statements of Cash Flows

(Unaudited)

	For the three months ended
	July 31, 2020	July 31, 2019
OPERATING ACTIVITES
Net loss	$(5,576)	$(26,413)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in:
Notes issued for salary		16,500
Net cash used in operating activities	(5,576)	(9,913)

FINANCING ACTIVITIES
Due to officer	5,500	6,701
Net cash provided by financing activities	5,500	6,701

NET INCREASE (DECREASE) IN CASH	224	(3,212)
CASH AT BEGINNING OF PERIOD	173	4,278
CASH AT END OF PERIOD	$397	$1,066

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income tax paid	-	-

F-19

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Three Months Ended July 31, 2020

NOTE 1 – DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Mass Megawatts Wind Power, Inc. (“Mass Megawatts”), a Massachusetts corporation, was incorporated as Mass Megawatts, Inc. on May 27, 1997. Mass Megawatts, Inc. changed its name in January 2001 to Mass Megawatts Power, Inc. Mass Megawatts Power, Inc. changed its name on February 27, 2002 to Mass Megawatts Wind Power, Inc. Mass Megawatts’ principal line of business is to develop its prototype wind energy production equipment and locate and adapt suitable operating facilities. It intends to build, patent, and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology. Mass Megawatts expects to sell the generated electricity to the power commodity exchange on the open market, initially in California. In September 2014, Mass Megawatts introduced a program to develop and market a new solar tracking technology. The corporate headquarters is located in Worcester, Massachusetts.

The accompanying unaudited interim financial statements of Mass Megawatts Wind Power, Inc. have been prepared in accordance with the accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission.

Recently Issued Accounting Pronouncements

Mass Megawatts does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flows.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the ordinary course of business. Operating losses have been incurred each year since inception, resulting in an accumulated deficit of $7,911,529 and $7,814,750 at July 31, 2020 and July 31, 2019 respectively. In addition, at July 31, 2020, Mass Megawatts is not generating sufficient revenue to fund its ongoing operations. These conditions raise substantial doubt about Mass Megawatts’ ability to continue as a going concern. Currently, management is soliciting additional equity investors through private placement offerings and is obtaining funding from Mass Megawatts’ Chief Executive Officer to fund these losses; however, no assurance can be given as to the success of these efforts.

The financial statements of Mass Megawatts do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary if Mass Megawatts is unable to continue as a going concern.

At July 31, 2020, Mass Megawatts owed $472,360 to the Company’s President, which consisted of amounts owed on personal credit cards for company expenditures, amounts funded by the president directly and accrued salary.

Funds advanced during the fiscal year are due on demand, bear no interest, and are unsecured. Payments on stockholders credit cards are subject to the terms and conditions of the authorizing entities.

F-20

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Three Months Ended July 31, 2020

ITEM 2. MANAGEMENT’S DISCUSSION & ANALYSIS AND PLAN OF OPERATION

THIS FILING CONTAINS FORWARD-LOOKING STATEMENTS. THE WORDS “ANTICIPATED,” “BELIEVE,” “EXPECT,” “PLAN,” “INTEND,” “SEEK,” “ESTIMATE,” “PROJECT,” “COULD,” “MAY,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, AMONG OTHERS, INFORMATION REGARDING FUTURE OPERATIONS, FUTURE CAPITAL EXPENDITURES, AND FUTURE NET CASH FLOW. SUCH STATEMENTS REFLECT THE COMPANY’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND BUSINESS CONDITIONS, CHANGES IN FOREIGN, POLITICAL, SOCIAL, AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, THE ABILITY TO ACHIEVE FURTHER MARKET PENETRATION AND ADDITIONAL CUSTOMERS, AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE COMPANY’S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES OCCUR, OR SHOULD UNDERLYING ASSUMPTIONS PROVE TO BE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY AND ADVERSELY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, OR OTHERWISE INDICATED. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE IN THIS FILING ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE OF THE ACTUAL RESULTS OR DEVELOPMENTS.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED July 31, 2020

Liquidity and Capital Resources

We had total assets of $28,086 as of July 31, 2020, which consisted of cash of $95 prepaid expenses and other current assets of $27,991 and fixed assets net of accumulated depreciation of $599.

We had total liabilities of $578,064 as of July 31, 2020.

We have incurred net losses since inception and had an accumulated deficit of $7,911,529 at July 31, 2020.

Net cash used in operating activities was $5,276 for the three months ended July 31, 2020.

Net cash provided by financing activities was $5,500 as loans from an officer for the three months ended July 31, 2020.

We had no outstanding cash commitments as of July 31, 2020.

Mass Megawatts Wind Power, Inc. (the “Company”) cautions readers that in addition to important factors described elsewhere, the following important facts, among others, sometimes have affected, and in the future could affect, the Company’s actual results, and could cause the Company’s actual results during 2020 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company.

The Company has not had significant revenues from operations since its inception, but has raised funds through other means to maintain liquidity. Specifically. The Company has spent this money on updating prototypes, administration, working capital, marketing and advertising.

There is substantial doubt that the Company will have sufficient cash flows from operations to fund its operations for a minimum of 12 months following April 30, 2020 and is therefore dependent on financing from issuing capital stock or debt. In July 2009, the shareholders approved an increase of its authorized common stock from 7,000,000 to 12,000,000 shares. In July 2011, the shareholders again approved an increase of its authorized common stock from 12,000,000 to 18,000,000 shares. In July 2013, the shareholders approved an additional increase of its authorized common stock from 18,000,000 shares to 35,000,000 shares. An additional increase was approved during January 2014, from 35,000,000 shares to 67,000,000 shares. Mass Megawatts plans to continue to pursue additional equity financing to provide funds for operations.

F-21

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Three Months Ended July 31, 2020

The Company also expects to generate sales in this fiscal year and expects to be able to fund its operations for an additional 12 months, but cannot predict with any certainty its ability to do so. Without additional future sales, there is substantial doubt about the Company’s ability to continue as a going concern.

The Company has thirteen years of operating results, with no substantial revenues from operations. Much uncertainty exists about the Company’s future as a result of the lack of operating revenue for several years. The lack of long-term experience in new product development could have an adverse impact on the Company.

The Company’s ticker symbol is MMMW and the stock is traded as an OTC company on the OTC stock market.

Mass Megawatt’s market share and any changes in the underlying economics of the industry are expected to have a minimal effect on the Company’s operating results within the next 12 months. This is due to the large market for electricity and the Company’s overall market share having little or no impact on a market of this size.

The wind industry is favorably impacted by new legislation and regulations toward a cleaner air environment. This trend toward wind generated electricity continues to grow, particularly in view of the non-polluting nature of wind generation and its endless renewable source. However, there remains some uncertainty on whether or not the federal or state governments will continue with favorable environmental legislation despite popular support toward renewable energy.

The electric power industry is undergoing a period of deregulation and restructuring that is similar to the telecommunication deregulation of the 1980’s. It is impossible to predict whether this change will have a favorable or unfavorable impact for the industry as a whole. It is anticipated, however, that restructuring could present more advantages and opportunities for the Company’s product by enabling it to compete in the new marketplace.

In August 2019, the CEO elected to have the note exchange the payable balance owed into a convertible note. The note is convertible at $0.01. In addition, the company’s CEO was paid $30,000 for the three months ended October 31, 2019. The Company issued notes to the CEO convertible into common shares at $0.007 and $0.0075.

During the three months ended January 31, 2020 the Company’s CEO was paid $30,000 in salary. The company issued convertible notes to the CEO for $30,000 convertible into common shares at $0.0085.

During the first two months of the three month period ended April 30,2020, the Company’s CEO was paid a salary of $20,000. There was no salary paid in the last and third month of the three month ended April 30,2020. The company issued convertible notes to the CEO for $20,000 convertible into common shares at $0.01.

The CEO was not paid a salary during the three month period ended July 31,2020 since project development activities for solar projects were reduced due to COVID 19. We are optimistic that there will be an increase of progress related to project development and potential sales activities during the remaining months of the current fiscal year.

F-22

Mass Megawatts Wind Power, Inc.

Financial Statements

For Years Ended

April 30,2020 and April 30,2019

Balance Sheets

(Unaudited)

	April 30, 2020	April 30, 2019
ASSETS
Current Assets:
Cash	$173	$4,278
Prepaid expenses and other current assets	27,090	27,090
Total current assets	27,263	31,368

Fixed assets, net of accumulated depreciation of $40,176 and $38,775, repectively	599	599
Total assets	$27,862	$31,967

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$105,704	$265,709
Convertible notes payable - related party	466,860	-
Due to officer	-	118,286
Due to stockholders	-	75,058
Total current liabilities	572,564	459,053

Stockholders’ Deficit
Common stock; no par value; 67,000,000 shares authorized; 61,386,477 issued and outstanding at April 30, 2020 and April 30, 2019	7,359,682	7,359,682
Additional paid in capital	1,569	1,569
Accumulated deficit	(7,905,953)	(7,788,337)
Total stckholders’ deficit	(544,702)	(427,086)
Total liabilities and stockholders’ deficit	$27,862	$31,967

F-23

Mass Megawatts Wind Power, Inc.

Statements of Expenses

(Unaudited)

	For the years ended
	April 30, 2020	April 30, 2019
Contract revenues	$-	$-

Operating expenses:
Accounting	1,000	-
Advertising	1,342	2,011
Auto expense	380	539
Bank service fees	109	24
Computer and internet	636	-
Conferences	795	-
Dues and subscriptions	635	796
Exchange fees	7,000	-
Filing fees	109	-
General and administrative	-	862
Insurance expense	575	-
Legal fees	4,050	-
Meals and entertainment	165	-
Postage	313	-
Professional fees	3,500	-
Office supplies	255	388
Salary expense	95,000	10,000
Telephone expense	1,652	1,936
Travel	100	-
Total operating expenses	117,616	16,556

Operating loss	(117,616)	(16,556)

Net Loss	$(117,616)	$(16,556)

Net loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares - basic and diluted	61,386,795	61,182,037

F-24

Mass Megawatts Wind Power, Inc.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common stock		Additional Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance April 30, 2018	61,368,47	$7,359,682	$1,569.00	$(7,771,782.00)	$(410,531)
Balacne April 30, 2019	61,368,477	7,359,682	1,569.00	(7,788,337)	(427,086)
Net loss for the three months ended July 31, 2019	-	$-	$-	$(26,413)	$(26,413)
Balance July 31, 2019	61,368,477	$7,359,682	$1,569	$(7,814,750)	$(453,499)
Net loss for the three months ended October 31, 2019	-	-	-	$(34,272)	$(34,272)
Balance October 31, 2019	61,368,477	$7,359,682	$1,569	$(7,849,022)	$(487,771)
Net loss for the three months ended January 31, 2020	-	$-	$-	$(34,769)	$(34,769)
Balance January 31, 2020	61,368,477	$7,359,682	$1,569	$(7,883,791)	$(522,540)
Net loss for the three months ended April 30, 2020	-	$-	$-	$(22,162)	$(22,162)

Balance April 30, 2020	61,368,477	$7,359,682	$1,569	$(7,905,953)	$(544,702)

F-25

Mass Megawatts Wind Power, Inc.

Statements of Cash Flows

(Unaudited)

	For the years ended
	April 30, 2020	April 30, 2019
OPERATING ACTIVITES
Net loss	$(117,616)	$(16,556)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in:
Accounts payable and accrued expenses	(160,005)	10,000
Net cash used in operating activities	(277,621)	(6,556)
FINANCING ACTIVITIES
Convertible notes payable, related party	466,860	-
Due to officer	(118,286)	10,616
Due to shareholder	(75,058)	-
Net cash provided by financing activities	273,516	10,616
NET INCREASE (DECREASE) IN CASH	(4,105)	4,060
CASH AT BEGINNING OF PERIOD	4,278	218
CASH AT END OF PERIOD	$173	$4,278
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	$-	$-
Income tax paid	-	-

F-26

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Year Ended April 30, 2020

NOTE 1 – DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Mass Megawatts Wind Power, Inc. (“Mass Megawatts”), a Massachusetts corporation, was incorporated as Mass Megawatts, Inc. on May 27, 1997. Mass Megawatts, Inc. changed its name in January 2001 to Mass Megawatts Power, Inc. Mass Megawatts Power, Inc. changed its name on February 27, 2002 to Mass Megawatts Wind Power, Inc. Mass Megawatts’ principal line of business is to develop its prototype wind energy production equipment and locate and adapt suitable operating facilities. It intends to build, patent, and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology. Mass Megawatts expects to sell the generated electricity to the power commodity exchange on the open market, initially in California. In September 2014, Mass Megawatts introduced a program to develop and market a new solar tracking technology. The corporate headquarters is located in Worcester, Massachusetts.

The accompanying unaudited interim financial statements of Mass Megawatts Wind Power, Inc. have been prepared in accordance with the accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission.

Recently Issued Accounting Pronouncements

Mass Megawatts does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flows.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the ordinary course of business. Operating losses have been incurred each year since inception, resulting in an accumulated deficit of $7,905,953 and $7,788,337 at April 30, 2020 and April 30, 2019 respectively. In addition, at April 30, 2020, Mass Megawatts is not generating sufficient revenue to fund its ongoing operations. These conditions raise substantial doubt about Mass Megawatts’ ability to continue as a going concern. Currently, management is soliciting additional equity investors through private placement offerings and is obtaining funding from Mass Megawatts’ Chief Executive Officer to fund these losses; however, no assurance can be given as to the success of these efforts.

The financial statements of Mass Megawatts do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary if Mass Megawatts is unable to continue as a going concern.

At April 30, 2020, Mass Megawatts owed $466,860 to the Company’s President, which consisted of amounts owed on personal credit cards for company expenditures, amounts funded by the president directly and accrued salary.

Funds advanced during the fiscal year are due on demand, bear no interest, and are unsecured. Payments on stockholders credit cards are subject to the terms and conditions of the authorizing entities.

ITEM 2. MANAGEMENT’S DISCUSSION & ANALYSIS AND PLAN OF OPERATION

THIS FILING CONTAINS FORWARD-LOOKING STATEMENTS. THE WORDS “ANTICIPATED,” “BELIEVE,” “EXPECT,” “PLAN,” “INTEND,” “SEEK,” “ESTIMATE,” “PROJECT,” “COULD,” “MAY,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, AMONG OTHERS, INFORMATION REGARDING FUTURE OPERATIONS, FUTURE CAPITAL EXPENDITURES, AND FUTURE NET CASH FLOW. SUCH STATEMENTS REFLECT

F-27

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Year Ended April 30, 2020

THE COMPANY’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND BUSINESS CONDITIONS, CHANGES IN FOREIGN, POLITICAL, SOCIAL, AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, THE ABILITY TO ACHIEVE FURTHER MARKET PENETRATION AND ADDITIONAL CUSTOMERS, AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE COMPANY’S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES OCCUR, OR SHOULD UNDERLYING ASSUMPTIONS PROVE TO BE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY AND ADVERSELY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, OR OTHERWISE INDICATED. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE IN THIS FILING ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE OF THE ACTUAL RESULTS OR DEVELOPMENTS.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED APRIL 30, 2020

Liquidity and Capital Resources

We had total assets of $27,862 as of April 30, 2020, which consisted of cash of $173 prepaid expenses and other current assets of $27,090 and fixed assets net of accumulated depreciation of $599.

We had total liabilities of $572,564 as of April 30, 2020.

We have incurred net losses since inception and had an accumulated deficit of $7,905,953 at April 30, 2020.

Net cash used in operating activities was $277,621 for the year ended April 30, 2020.

Net cash provided by financing activities was $273,516 as loans from an officer for the year ended April 30, 2020.

We had no outstanding cash commitments as of January 31, 2020.

Mass Megawatts Wind Power, Inc. (the “Company”) cautions readers that in addition to important factors described elsewhere, the following important facts, among others, sometimes have affected, and in the future could affect, the Company’s actual results, and could cause the Company’s actual results during 2020 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company.

The Company has not had significant revenues from operations since its inception, but has raised funds through other means to maintain liquidity. Specifically. The Company has spent this money on updating prototypes, administration, working capital, marketing and advertising.

There is substantial doubt that the Company will have sufficient cash flows from operations to fund its operations for a minimum of 12 months following April 30, 2019 and is therefore dependent on financing from issuing capital stock or debt. In July 2009, the shareholders approved an increase of its authorized common stock from 7,000,000 to 12,000,000 shares. In July 2011, the shareholders again approved an increase of its authorized common stock from 12,000,000 to 18,000,000 shares. In July 2013, the shareholders approved an additional increase of its authorized common stock from 18,000,000 shares to 35,000,000 shares. An additional increase was approved during January 2014, from 35,000,000 shares to 67,000,000 shares. Mass Megawatts plans to continue to pursue additional equity financing to provide funds for operations.

F-28

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Year Ended April 30, 2020

The Company also expects to generate sales in fiscal 2020 and expects to be able to fund its operations for an additional 12 months, but cannot predict with any certainty its ability to do so. Without additional future sales, there is substantial doubt about the Company’s ability to continue as a going concern.

The Company has fourteen years of operating results, with no substantial revenues from operations. Much uncertainty exists about the Company’s future as a result of the lack of operating revenue for several years. The lack of long-term experience in new product development could have an adverse impact on the Company.

The Company’s ticker symbol is MMMW and the stock is traded as public company on the OTC stock market.

Mass Megawatt’s market share and any changes in the underlying economics of the industry are expected to have a minimal effect on the Company’s operating results within the next 12 months. This is due to the large market for electricity and the Company’s overall market share having little or no impact on a market of this size.

The wind industry is favorably impacted by new legislation and regulations toward a cleaner air environment. This trend toward wind generated electricity continues to grow, particularly in view of the non-polluting nature of wind generation and its endless renewable source. However, there remains some uncertainty on whether or not the federal or state governments will continue with favorable environmental legislation despite popular support toward renewable energy.

The electric power industry is undergoing a period of deregulation and restructuring that is similar to the telecommunication deregulation of the 1980’s. It is impossible to predict whether this change will have a favorable or unfavorable impact for the industry as a whole. It is anticipated, however, that restructuring could present more advantages and opportunities for the Company’s product by enabling it to compete in the new marketplace.

In August 2019, the CEO elected to have the note exchange the payable balance owed into a convertible note. The note is convertible at $0.01. In addition, the company’s CEO was paid $30,000 for the three months ended October 31, 2019. The Company issued notes to the CEO convertible into common shares at $0.007 and $0.0075. During the three months ended January 31, 2020, the Company’s CEO was paid $30,000 in salary. The company issued convertible notes to the CEO for $30,000 convertible into common shares at $0.0085.

During the first two months of the three months ended April 30, 2020, the Company’s CEO was paid $20,000 in salary. There was no salary paid in the last and third month being April 2020. The company issued convertible notes to the CEO for $20,000 convertible into common shares at $0.01.

F-29

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Year Ended April 30, 2019

NOTE 1 – DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Mass Megawatts Wind Power, Inc. (“Mass Megawatts”), a Massachusetts corporation, was incorporated as Mass Megawatts, Inc. on May 27, 1997. Mass Megawatts, Inc. changed its name in January 2001 to Mass Megawatts Power, Inc. Mass Megawatts Power, Inc. changed its name on February 27, 2002 to Mass Megawatts Wind Power, Inc. Mass Megawatts’ principal line of business is to develop its prototype wind energy production equipment and locate and adapt suitable operating facilities. It intends to build, patent, and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology. Mass Megawatts expects to sell the generated electricity to the power commodity exchange on the open market, initially in California. In September 2014, Mass Megawatts introduced a program to develop and market a new solar tracking technology. The corporate headquarters is located in Worcester, Massachusetts.

The accompanying unaudited interim financial statements of Mass Megawatts Wind Power, Inc. have been prepared in accordance with the accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission.

Recently Issued Accounting Pronouncements

Mass Megawatts does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flows.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the ordinary course of business. Operating losses have been incurred each year since inception, resulting in an accumulated deficit of $7,783,337 at April 30, 2019. In addition, at April 30, 2019, Mass Megawatts is not generating sufficient revenue to fund its ongoing operations. These conditions raise substantial doubt about Mass Megawatts’ ability to continue as a going concern. Currently, management is soliciting additional equity investors through private placement offerings and is obtaining funding from Mass Megawatts’ Chief Executive Officer to fund these losses; however, no assurance can be given as to the success of these efforts.

The financial statements of Mass Megawatts do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary if Mass Megawatts is unable to continue as a going concern.

At April 30, 2019, Mass Megawatts owed $353,344 to the Company’s President, which consisted of amounts owed on personal credit cards for company expenditures, amounts funded by the president directly and accrued salary.

Funds advanced during the fiscal year are due on demand, bear no interest, and are unsecured. Payments on stockholders credit cards are subject to the terms and conditions of the authorizing entities.

F-30

ITEM 2. MANAGEMENT’S DISCUSSION & ANALYSIS AND PLAN OF OPERATION

THIS FILING CONTAINS FORWARD-LOOKING STATEMENTS. THE WORDS “ANTICIPATED,” “BELIEVE,” “EXPECT,” “PLAN,” “INTEND,” “SEEK,” “ESTIMATE,” “PROJECT,” “COULD,” “MAY,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, AMONG OTHERS, INFORMATION REGARDING FUTURE OPERATIONS, FUTURE CAPITAL EXPENDITURES, AND FUTURE NET CASH FLOW. SUCH STATEMENTS REFLECT THE COMPANY’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Year Ended April 30, 2019

PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND BUSINESS CONDITIONS, CHANGES IN FOREIGN, POLITICAL, SOCIAL, AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, THE ABILITY TO ACHIEVE FURTHER MARKET PENETRATION AND ADDITIONAL CUSTOMERS, AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE COMPANY’S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES OCCUR, OR SHOULD UNDERLYING ASSUMPTIONS PROVE TO BE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY AND ADVERSELY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, OR OTHERWISE INDICATED. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE IN THIS FILING ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE OF THE ACTUAL RESULTS OR DEVELOPMENTS.

RESULTS OF OPERATIONS FOR THE PERIOD ENDED APRIL 30, 2019

The Company incurred a loss of $16,556 for the year ended April 30, 2019. The losses are related mostly to general operating expenses.

Liquidity and Capital Resources

We had total assets of $31,368 as of April 30, 2019, which consisted of cash of $4,278 prepaid expenses and other current assets of $27,090, and fixed assets net of accumulated depreciation of $599.

We had total liabilities of $459,053 as of April 30, 2019, consisting of accounts payable and accrued liabilities of

$195,709 and loans and advances from a director of $353,344.

We have incurred net losses since inception and had an accumulated deficit of $7,788,337 at April 30, 2019. Net cash used in operating activities was $6,556 for the year ended April 30, 2019.

Net cash provided by financing activities was $10,616 as loans from an officer for the year ended April 30, 2019. We had no outstanding cash commitments as of April 30, 2019.

Mass Megawatts Wind Power, Inc. (the “Company”) cautions readers that in addition to important factors described elsewhere, the following important facts, among others, sometimes have affected, and in the future could affect, the Company’s actual results, and could cause the Company’s actual results during 2019 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company.

The Company has not had significant revenues from operations since its inception, but has raised funds through other means to maintain liquidity. Specifically. The Company has spent this money on updating prototypes, administration, working capital, marketing and advertising.

There is substantial doubt that the Company will have sufficient cash flows from operations to fund its operations for a minimum of 12 months following April 30, 2019 and is therefore dependent on financing from issuing capital stock or debt. In July 2009, the shareholders approved an increase of its authorized common stock from 7,000,000 to 12,000,000 shares. In July 2011, the shareholders again approved an increase of its authorized common stock from 12,000,000 to 18,000,000 shares. In July 2013, the shareholders approved an additional increase of its authorized common stock from 18,000,000 shares to 35,000,000 shares. An additional increase was approved during January 2014, from 35,000,000 shares to 67,000,000 shares. Mass Megawatts plans to continue to pursue additional equity financing to provide funds for operations.

F-31

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

For the Year Ended April 30, 2019

The Company also expects to generate sales in fiscal 2020 and expects to be able to fund its operations for an additional 12 months, but cannot predict with any certainty its ability to do so. Without additional future sales, there is substantial doubt about the Company’s ability to continue as a going concern.

The Company has thirteen years of operating results, with no substantial revenues from operations. Much uncertainty exists about the Company’s future as a result of the lack of operating revenue for several years. The lack of long-term experience in new product development could have an adverse impact on the Company.

The Company’s ticker symbol is MMMW and the stock is traded as public company on the OTC stock market.

Mass Megawatt’s market share and any changes in the underlying economics of the industry are expected to have a minimal effect on the Company’s operating results within the next 12 months. This is due to the large market for electricity and the Company’s overall market share having little or no impact on a market of this size.

The wind industry is favorably impacted by new legislation and regulations toward a cleaner air environment. This trend toward wind generated electricity continues to grow, particularly in view of the non-polluting nature of wind generation and its endless renewable source. However, there remains some uncertainty on whether or not the federal or state governments will continue with favorable environmental legislation despite popular support toward renewable energy.

The electric power industry is undergoing a period of deregulation and restructuring that is similar to the telecommunication deregulation of the 1980’s. It is impossible to predict whether this change will have a favorable or unfavorable impact for the industry as a whole. It is anticipated, however, that restructuring could present more advantages and opportunities for the Company’s product by enabling it to compete in the new marketplace.

F-32

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, State of Massachusetts on July 14, 2021.

Mass Megawatts Wind Power, Inc.

By	/s/ Jonathan Ricker
Jonathan Ricker
Chief Executive Officer

The offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jonathan Ricker
Jonathan Ricker
Chief Executive Officer
July 14, 2021

33

EXHIBIT A COPY OF SUBSCRIPTION AGREEMENT

MASS MEGAWATTS WIND POWER, INC.

SUBSCRIPTION AGREEMENT

Regulation A Free Trading Shares

Mass Megawatts Wind Power, Inc.

Attention: Stock Subscriptions

P.O. Box 60363

Worcester, MA 01606

Gentlemen:

1.       Subscription.

(a)       Pursuant to the terms of the offer made by Mass Megawatts Wind Power, Inc. (the “Company”) agrees to purchase _____________ shares of the Company’s common stock (“Shares”) and has enclosed herewith a check in payment for the total subscription purchase price of $________________________ (i.e., $0.--__-__ x the number of shares).

(b)       The Shares, when issued, should be registered on the Company’s books as follows:

Name(s) of holder: _____________________________________________

Registered Address: _____________________________________________

Social Security number_____________________________________________

2.       Acknowledgements and Agreements of the Investor

The Investor acknowledges and agrees that the Investor is not entitled to cancel, terminate or revoke this subscription or any agreements of the Investor hereunder, except as otherwise expressly set forth herein, and such subscription shall survive the death or disability of the Investor.

3. Representations and Warranties of Investor. The Investor understands that the Shares are being sold and will be issued in reliance upon certain exemptions from registration under state and Federal law. The Investor makes the following representations, declarations and warranties with the intent that they may be relied upon in determining the Investor’s suitability as a purchaser of the Shares. In order to induce the Company to accept this subscription, the Investor hereby represents and warrants to, and covenants with, the Company as follows:

(i)     The Investor has received and carefully reviewed the Memorandum

(ii)     The Investor has had a reasonable opportunity to ask questions of and receive answers from the Company’s management concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of the Investor;

34

(iii)      The Investor has such knowledge and expertise in financial and business matters that the Investor is capable of evaluating the merits and risks involved in an investment in the Shares;

(iv)      The Investor maintains a residence or place of business at the addresses shown on the agreement.

(v)       The Investor understands that the Company has determined Regulation A is applicable to the offer and sale of the Shares to Investor;

(vi)      The Investor is aware and acknowledges that: (A) an investment in the Shares involves significant risk and (B) an investment in the Shares is subject to the risks inherent in investing in a start-up business. The Investor has no need for liquidity in his investment in the Shares. The Investor acknowledges that he may be required to bear the economic risk of this investment for an indefinite period of time.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Investor has executed this Subscription Agreement for Shares of Mass Megawatts Wind Power, Inc. this ________ day of _____________________, 2021.

Investor’s Name (Please Print)	Signature of Investor

Co-Investor ( if applicable)	Signature of Co-Investor ( if applicable)

I, Jonathan C. Ricker, agree to issue and receive payment of shares as described in this subscription agreement.

________________________

Jonathan Ricker

Chief Executive Officer

35

EXHIBIT B – LEGAL OPINION

149 S. Lexington Ave.	1333 S. University Drive, Suite 202
Asheville, NC 28801	Plantation, FL 33324

SMITH EILERS, PLLC

SMITHEILERS.COM

567-484-7172

July 14, 2021

Gentlemen:

We are acting as counsel to Mass Megawatt Wind Power, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, of the Company’s Offering Statement on Form 1-A. The Offering Statement covers 5,000,000 shares of common stock at $0.20 per share (the “Shares”).

In our capacity as such counsel, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction, of the Offering Statement, the form of Subscription Agreement and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed.

On the basis of such examination, we are of the opinion that:

1.	The Shares have been duly authorized by all necessary corporate action of the Company, and the Company has sufficient shares authorized and unencumbered to fulfill the underlying offering.

2.	The Shares constitute, each in their own regard, valid and binding obligations of the Company enforceable against the Company according with the terms described therein.

3.	When issued and sold by the Company against payment therefor pursuant to the terms of the Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of our name in the Offering Statement and we also consent to the filing of this opinion as an exhibit thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ William R. Eilers
Smith Eilers, PLLC

36